Exhibit 10.33

INTERCREDITOR AGREEMENT

among

AMERICAN EAGLE ENERGY CORPORATION

as the Company,

SUNTRUST BANK,

as the First Lien Collateral Agent,

U.S. BANK NATIONAL ASSOCIATION,

as the Second Lien Collateral Agent,

and

SUNTRUST BANK,

as the Control Agent

Dated as of August 27, 2014

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TABLE OF CONTENTS

(continued)

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INTERCREDITOR AGREEMENT

This Intercreditor Agreement, is dated as of August 27, 2014, and entered into by and among SUNTRUST BANK, in its capacity as administrative agent for the First Lien Obligations (as defined below), including its successors and assigns from time to time (the “First Lien Collateral Agent”), U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral agent for the Second Lien Obligations under the Second Lien Indenture (as defined below), including its successors and assigns from time to time (the “Second Lien Collateral Agent”) and SUNTRUST BANK, in its capacity as Control Agent (defined below) for the First Lien Collateral Agent and the Second Lien Collateral Agent, including its successors and assigns from time to time. The terms and conditions of this Intercreditor Agreement have been reviewed by and acknowledged by American Eagle Energy Corporation, a Nevada corporation (the “Company”), and by the domestic subsidiaries of the Company who are party to the First Lien Credit Agreement or the Second Lien Indenture (such subsidiaries each being referred to as a “Guarantor” and collectively as the “Guarantors”). Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.

RECITALS

WHEREAS, the Company, the Guarantors, the lenders party thereto, and SunTrust Bank, as the administrative agent for such lenders, have entered into that certain Credit Agreement dated as of the date hereof providing for a revolving credit facility to the Company (as amended, restated, supplemented or modified from time to time as permitted hereunder, the “Initial First Lien Credit Agreement”);

WHEREAS, the Company, the Guarantors, and U.S. Bank National Association, as trustee, have entered into that certain Indenture dated as of August 27, 2014 (as amended, restated, supplemented or modified from time to time as permitted hereunder, the “Second Lien Indenture”);

WHEREAS, the obligations of the Company and the Guarantors under the Initial First Lien Credit Agreement, and any Secured Hedge Agreements and any agreement for the provision of Lender Provided Financial Service Products (as such terms are defined herein), will be secured by substantially all of the assets of the Company and the Guarantors pursuant to the terms of the First Lien Collateral Documents;

WHEREAS, the obligations of the Company and the Guarantors under the Second Lien Indenture will be secured by substantially all of the assets of the Company and the Guarantors pursuant to the terms of the Second Lien Collateral Documents;

WHEREAS, the First Lien Loan Documents and the Second Lien Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

WHEREAS, in order to induce the First Lien Claimholders to extend credit and other financial accommodations to or for the benefit of the Company, or any other Grantor, the Second Lien Collateral Agent on behalf of the Second Lien Claimholders has agreed to the lien subordination, intercreditor and other provisions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1        Definitions.

1.1         Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“Act of Required Debtholders” means, as to any matter at any time:

(i)           prior to the Discharge of First Lien Obligations, a direction in writing delivered to the First Lien Collateral Agent by or with the written consent of the holders of more than 50% of the sum of:

(a)         the aggregate outstanding principal amount of First Lien Debt (plus outstanding letters of credit whether or not then available or drawn); and

(b)         other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute First Lien Debt; and

(ii)          at any time after the Discharge of First Lien Obligations, a direction in writing delivered to the Second Lien Collateral Agent by or with the written consent of the Required Noteholders.

For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding and (b) votes will be determined in accordance with the provisions of the applicable Secured Debt Document.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For purposes of this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agreement” means this Intercreditor Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Avoidance Actions” means any causes of action arising under sections 544, 546, 547 or 548 of the Bankruptcy Code.

“Bank Product Obligations” means all obligations and other liabilities of the Company or any Guarantor arising under any Lender Provided Financial Service Product.

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“Bank Product Provider” means any Person (other than the Company or any Guarantor) party to any Lender Provided Financial Service Product.

“Bankruptcy Code” means title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and all other liquidation, receivership, moratorium, conservatorship, assignment for the benefit of creditors, insolvency or similar federal, state or foreign law for the relief of debtors.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, either New York or in the state where the First Lien Collateral Agent’s Office is located.

“Collateral” means all of the assets and property of any Grantor, whether tangible or intangible, constituting both First Lien Collateral and Second Lien Collateral.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Control Agent” has the meaning set forth in Section 5.5(a).

“Control Collateral” means any Collateral consisting of any Certificated Security, Instrument, Investment Property, Deposit Accounts (each as defined in the Uniform Commercial Code), cash and any other Collateral as to which a Lien shall or may be perfected through possession or control by the secured party or any agent therefor.

“Defaulting Creditor” has the meaning set forth in Section 5.7(h).

“DIP Financing” has the meaning set forth in Section 6.1.

“Discharge of First Lien Obligations” means, except to the extent otherwise provided in Section 5.6, (i) payment in full in cash of the principal of and interest, and premium (if any) on all Indebtedness outstanding under the First Lien Loan Documents constituting First Lien Obligations (other than undrawn letters of credit), (ii) termination or expiration of all commitments to lend or otherwise extend credit under the First Lien Loan Documents (other than in connection with Bank Product Obligations or Hedging Obligations), (iii) payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including legal fees and other expenses, costs or charges accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such fees, expenses, costs or charges is, or would be, allowed in such Insolvency or Liquidation Proceeding but excluding with respect to taxes, costs, indemnification, reimbursement, damages and other liabilities in respect of which no claim or demand for payment, whether oral or written, has been made at such time), (iv) termination or cash collateralization (in an amount reasonably satisfactory to the First Lien Collateral Agent) of any Hedging Obligations issued or entered into, as the case may be, by any First Lien Claimholder constituting First Lien Obligations, and (v) the discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable First Lien Loan Document) of all outstanding letters of credit constituting First Lien Obligations, in the case of each of clauses (i) through (v) above, other than First Lien Debt or First Lien Obligations constituting Excess First Lien Obligations.

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“Disposition” has the meaning set forth in Section 5.1(a)(ii).

“Enforcement Action” means, with respect to the First Lien Obligations or the Second Lien Obligations, (a) the taking of any action to enforce or realize upon any Lien on the Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other disposition pursuant to Article 9 of the Uniform Commercial Code or other applicable law, (b) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, or foreclosure on the Collateral or the proceeds of Collateral, (c) the sale, lease, transfer or other disposition by a secured party of all or any portion of the Collateral, by private or public sale, pursuant to Section 5.1 of this Agreement or any other disposition or any other means permissible under applicable law, (d) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any stock or other equity interests and including any right of recoupment or set-off) whether under the First Lien Loan Documents, the Second Lien Documents, applicable law, in an Insolvency or Liquidation Proceeding or otherwise, (e) the commencement of any Insolvency or Liquidation Proceeding against any Grantor or any assets of any Grantor, (f) solicit bids from third Persons, approve bid procedures for any proposed disposition of Collateral, to conduct the liquidation or disposition of Collateral or engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Shared Collateral; (g) receive a transfer of Shared Collateral in satisfaction of Indebtedness or any other Obligation secured thereby; or (h) the Disposition of Shared Collateral by any Grantor after the occurrence and during the continuation of an event of default under First Lien Documents or the Second Lien Documents with the consent of the First Lien Collateral Agent (or First Lien Claimholders) or the Second Lien Collateral Agent (or Second Lien Claimholders), as applicable; provided that, for the avoidance of doubt, none of the following shall constitute an Enforcement Action: (i) the institution of interest at the default rate, (ii) accelerating the maturity of any First Lien Obligations or Second Lien Obligations, (iii) the execution and delivery of documentation to obtain control over any Grantor’s deposit accounts and securities accounts for purposes of perfecting Liens and security interests therein, or (iv) the exercise by any First Lien Claimholder or any of their Affiliates of any right of offset with respect to Indebtedness or other Obligations not arising under the First Lien Loan Documents.

“Equity Interest” means with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting) of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, but in no event will Equity Interest include any debt securities convertible or exchangeable into equity unless and until actually converted or exchanged.

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“Excess First Lien Obligations” means the sum of, without duplication, (a) the aggregate outstanding principal balance of loans and advances made under the First Lien Credit Agreement (excluding Obligations constituting Hedging Obligations or Bank Product Obligations), (b) outstanding reimbursement obligations in respect of letters of credit together with the aggregate undrawn stated amount of letters of credit, in each case, made, issued or incurred pursuant to the First Lien Loan Documents, solely to the extent exceeding, in the aggregate as between clauses (a) and (b) hereof, the Maximum First Lien Indebtedness Amount, (c) any make-whole, prepayment or early termination fee payable pursuant to any First Lien Loan Documents (other than costs related to LIBOR breakage or similar fees and expenses provided for in the First Lien Loan Documents in relation to the First Lien Obligations up to the Maximum First Lien Indebtedness Amount), and (d) the aggregate amount of interest and fees, in each case, solely in respect of such loans, advances and letters of credit constituting at the time of the accrual thereof Excess First Lien Obligations.

“Excess Second Lien Obligations” means the sum of (a) the aggregate outstanding principal amount of Second Lien Notes issued and outstanding pursuant to the Second Lien Documents (including capitalized interest) in excess of the Second Lien Cap Amount or any interest or fees accrued on or with respect to such excess principal amount, (b) any make-whole, prepayment or early termination fee payable pursuant to the Second Lien Documents, other than those provided for (and in the amounts set forth) in the Second Lien Documents on the date hereof, and (c) the aggregate amount of interest and fees, in each case, solely in respect of such Second Lien Notes constituting at the time of the accrual thereof Excess Second Lien Obligations. This Agreement does not constitute the consent by the First Lien Collateral Agent and/or any First Lien Claimholder to the incurrence or existence of any Excess Second Lien Obligations, or to the provision of collateral security for any Excess Second Lien Obligations, that would constitute a “Default” or “Event of Default” under the First Priority Credit Agreement, nor does this Agreement constitute a waiver by the First Lien Collateral Agent and/or any First Lien Claimholder of any such “Default” or “Event of Default”, and nothing in this Agreement shall be interpreted to effect such a consent or waiver.

“Excluded Assets” has the meaning set forth in the Second Lien Indenture (as in effect on the date hereof).

“First Lien Claimholders” means, at any relevant time, the holders of First Lien Obligations at such time, including without limitation the First Lien Lenders, the First Lien Collateral Agent, any Bank Products Provider, any Lender-Related Hedge Provider, the Control Agent and any other agent under the First Lien Credit Agreement.

“First Lien Collateral” means all of the “Collateral” referred to in the First Lien Collateral Documents and all of the other property that is or is intended under the terms of the First Lien Collateral Documents to be subject to Liens in favor of the First Lien Collateral Agent for the benefit of the First Lien Claimholders.

“First Lien Collateral Agent” has the meaning set forth in the preamble hereto.

“First Lien Collateral Documents” means, collectively, the Guarantee and Collateral Agreement (as defined in the First Lien Credit Agreement as amended from time to time in accordance herewith) and each of the other mortgages, collateral assignments, security agreements, pledge agreements or other similar agreements delivered from time to time to the First Lien Collateral Agent pursuant to the terms of the First Lien Credit Agreement and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the First Lien Collateral Agent for the benefit of the First Lien Claimholders.

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“First Lien Credit Agreement” means (a) the Initial First Lien Credit Agreement and (b) any other “Credit Facility” unless such agreement or instrument expressly provides that (i) it is not intended to be and is not a First Lien Credit Agreement hereunder or (ii) all of the Indebtedness evidenced by such agreement or instrument is unsecured Indebtedness; provided that if and to the extent that any amendment, modification, increase or Refinancing of the Initial First Lien Credit Agreement or any other agreement referred to in this clause (b) provides for revolving credit commitments, revolving credit loans, term loans, bonds, debentures, notes or similar instruments having a principal amount in the aggregate in excess of the Maximum First Lien Indebtedness Amount, then that portion of such principal amount in the aggregate in excess of the Maximum First Lien Indebtedness Amount (and all interest, fees and amounts accruing thereon) shall not constitute First Lien Obligations for purposes of this Agreement. Any reference to the First Lien Credit Agreement hereunder shall be deemed a reference to any First Lien Credit Agreement then in existence if entered into in compliance with the terms of this Agreement.

“First Lien Debt” means Indebtedness of the Company or any other Grantor consisting of Indebtedness under any First Lien Credit Agreement pursuant to which the Company or any Guarantor incurs Indebtedness solely pursuant to Section 4.09(b)(1) of the Second Lien Indenture and Hedging Obligations and Bank Product Obligations permitted to be incurred under the Second Lien Indenture; provided, that:

(a)          on or before the date on which such Indebtedness is incurred by the Company, such Indebtedness is designated by the Company, in an officers’ certificate delivered to the First Lien Collateral Agent and the Second Lien Collateral Agent, as “Priority Lien Debt” for the purposes of the Second Lien Indenture and this Agreement; provided that no Second Lien Debt may be designated as First Lien Debt (it being agreed by the parties that this condition has been satisfied as to the Initial First Lien Credit Agreement and the other First Lien Loan Documents executed in connection therewith, Secured Hedge Agreements and Lender Provided Financial Service Products permitted to be incurred under the Second Lien Indenture);

(b)          the First Lien Collateral Agent, the Second Lien Collateral Agent, the Company and each applicable Grantor have duly executed and delivered this Agreement (or a joinder to this Agreement or a new intercreditor agreement substantially similar to the form of intercreditor agreement attached as an exhibit to the Second Lien Indenture, and in a form reasonably acceptable to each of the parties thereto); and

(c)           other than with respect to the Initial First Lien Credit Agreement, all other requirements set forth in this Agreement as to the confirmation, grant or perfection of the First Lien Collateral Agent’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Company delivers to the First Lien Collateral Agent and the Second Lien Collateral Agent an officers’ certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “First Lien Debt”).

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“First Lien Lenders” means the “Lenders” under and as defined in the First Lien Credit Agreement.

“First Lien Loan Documents” means the First Lien Credit Agreement and the other Loan Documents (as defined in the First Lien Credit Agreement as amended from time to time in accordance herewith) and any other document or instrument executed or delivered at any time in connection with the First Lien Credit Agreement, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time, as each may be modified from time to time in accordance with this Agreement.

“First Lien Obligations” means all First Lien Debt and all other Obligations with respect to First Lien Debt, together with any Hedging Obligations under any Secured Hedge Agreements entered into by the Company or any Grantor with any Lender-Related Hedge Provider (it being understood, for avoidance of doubt, that such obligations shall remain a First Lien Obligation even if the counterparty (or the Affiliate of the counterparty) ceases to be a First Lien Lender), and any obligations under any agreement establishing or governing Bank Product Obligations (it being understood, for avoidance of doubt, that such obligations shall remain a First Lien Obligation even if the Bank Product Provider ceases to be a First Lien Lender); provided that the aggregate principal amount, without duplication, of any revolving credit commitments, revolving credit loans, letters of credit, term loans, bonds, debentures, notes or similar instruments or other obligations (excluding, in any event, Hedging Obligations and Bank Product Obligations) provided for under the First Lien Credit Agreement or any other First Lien Loan Document (or any Refinancing thereof) in excess of the Maximum First Lien Indebtedness Amount shall not constitute First Lien Obligations for purposes of this Agreement.

“First Priority Lien” means a Lien granted by a First Lien Collateral Document to the First Lien Collateral Agent, at any time, upon any property of the Company or any Guarantor to secure First Lien Obligations.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, global tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or global powers or functions of or pertaining to government.

“Grantors” means the Company and each of the Guarantors that have executed and delivered, or may from time to time hereafter execute and deliver, a First Lien Collateral Document or a Second Lien Collateral Document.

“Guarantors” has the meaning set forth in the recitals hereto.

“Hedging Obligation” means the obligations of any Grantor pursuant to any Secured Hedge Agreements.

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“Indebtedness” means and includes all indebtedness for borrowed money, and guarantees thereof; for the avoidance of doubt, “Indebtedness” shall include reimbursement or other obligations in respect of letters of credit.

“Initial First Lien Credit Agreement” has the meaning set forth in the recitals hereto.

“Insolvency or Liquidation Proceeding” means:

(1)          any case commenced by or against the Company or any other Grantor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)          any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)          any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Lender Provided Financial Service Products” means any agreement or other arrangement under which any First Lien Lender or its Affiliate provides any treasury or cash management servcies to any of the Grantors, including: credit cards, credit card processing services, debit cards, purchase cards, gift cards, ACH transactions, cash management, including electronic funds transfer, controlled disbursement, accounts or services, returned check concentration, overdraft or foreign currency exchange, account reconciliation and reporting and trade finance services and other cash management services.

“Lender-Related Hedge Provider” means any Person (other than the Company or any Guarantor) party to a Secured Hedge Agreement.

“Lien” means any mortgage, pledge, security interest, hypothecation, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof) including any right of setoff or recoupment.

“Maximum First Lien Indebtedness Amount” means the amount of Indebtedness that the Company is permitted to have outstanding pursuant to Section 4.09(b)(1) of the Second Lien Indenture (as in effect on the date hereof).

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified under the documentation governing any Indebtedness, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.

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“Permitted Prior Lien” has the meaning assigned to such term in the Second Lien Indenture.

“Permitted Second Lien Actions” means those actions that a Second Lien Claimholder may take in compliance with Section 3.1(a).

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Priority Liens” means a Lien granted by a First Lien Collateral Document to the First Lien Collateral Agent, at any time, upon any property of the Company or any Guarantor to secure First Lien Obligations.

“Purchase Option Event” shall mean the occurrence of any one of the following events: (i) a payment default under any First Lien Debt that is not cured within 30 days after such occurrence, (ii) the acceleration of the First Lien Obligations, (iii) the commencement of any Insolvency or Liquidation Proceedings with respect to the Company or any other Grantor and (iv) the commencement by the First Lien Collateral Agent or the Control Agent or requisite holders of First Lien Debt of any Enforcement Actions.

“Purchasing Parties” has the meaning set forth in Section 5.7(a).

“Recovery” has the meaning set forth in Section 6.6.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, restructure, replace, refund or repay, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Registered Equivalent Notes” means, with respect to any Second Lien Notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees and substantially the same collateral provisions) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Required Noteholders” has the meaning assigned to such term in the Second Lien Indenture.

“Second Lien Cap Amount” means, the sum of (a) $175,000,000 plus (b) the aggregate principal amount of additional Second Lien Notes issued under Section 4.09 of the Second Lien Indenture and secured by a Lien under clause (2) of the definition of “Permitted Liens” in the Second Lien Indenture plus (c) the amount of any interest, fees or other amounts that are capitalized to the principal of the Second Lien Obligations (but excluding any such interest or similar amounts accruing at a rate greater than 2.00% per annum in excess of the rate of interest in effect as of the date hereof, or to the extent applicable, the default rate relating thereto (as set forth in the Second Lien Documents as in effect as of the date hereof).

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“Second Lien Claimholders” means, at any relevant time, the holders of Second Lien Obligations at such time, including without limitation the Second Lien Holders, the Second Lien Collateral Agent, and any other agent under the Second Lien Indenture.

“Second Lien Collateral” means all of the “Collateral” referred to in the Second Lien Collateral Documents and all of the other property that is or is intended under the terms of the Second Lien Collateral Documents to be subject to Liens in favor of the Second Lien Collateral Agent for the benefit of the Second Lien Claimholders.

“Second Lien Collateral Agent” has the meaning set forth in the preamble hereof.

“Second Lien Collateral Documents” means the Collateral Documents (as defined in the Second Lien Indenture as amended from time to time in accordance herewith) and each of the other mortgages, collateral assignments, security agreements, pledge agreements or other similar agreements delivered from time to time to the Second Lien Collateral Agent pursuant to the terms of the Second Lien Indenture and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Second Lien Collateral Agent for the benefit of the Second Lien Claimholders.

“Second Lien Debt” means the Indebtedness and guarantees thereof now or hereafter incurred pursuant to the Second Lien Documents. Second Lien Debt shall include any Registered Equivalent Notes and Guarantees thereof by any Grantor issued in exchange thereof.

“Second Lien Documents” means the Second Lien Indenture and the Second Lien Notes (as amended from time to time in accordance herewith) and any other document or instrument executed or delivered at any time in connection with the Second Lien Indenture, as each may be modified from time to time in accordance with this Agreement.

“Second Lien Enforcement Date” means the date which is 180 days (subject to the tolling of such period to the extent, and for the duration of, any period in which the First Lien Collateral Agent will not be entitled to enforce or exercise any rights or remedies with respect to any Collateral as a result of (x) any injunction issued by a court of competent jurisdiction or (y) the automatic stay or any other stay in any Insolvency or Liquidation Proceeding) after the Second Lien Collateral Agent has delivered written notice to the First Lien Collateral Agent certifying that an Event of Default (under and as defined in the Second Lien Indenture) has occurred and is continuing; provided that the Second Lien Enforcement Date shall be stayed and thereby deemed not to have occurred (1) at any time that the First Lien Collateral Agent or the First Lien Claimholders have commenced and are then diligently pursuing in good faith any Enforcement Action with respect to all or a material portion of the Collateral (or shall have sought or requested relief from modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), or (2) if the acceleration of the Second Lien Obligations (if any) is rescinded in accordance with the terms of the Second Lien Indenture; provided, further, that at any time a Grantor is a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding, then the Second Lien Enforcement Date shall be deemed to have occurred with respect to such Grantor.

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“Second Lien Holders” means the “Holders” under and as defined in the Second Lien Indenture.

“Second Lien Indenture” has the meaning ascribed to such term in the recitals hereto.

“Second Lien Notes” means the “notes” as defined in the Initial Second Lien Indenture.

“Second Lien Obligations” means all Obligations outstanding under the Second Lien Indenture and the other Second Lien Documents.

“Second Priority Liens” means a Lien granted by a Second Lien Collateral Document to the Secured First Lien Collateral Agent, at any time, upon any property of the Company or any Guarantor to secure Second Lien Obligations.

“Secured Debt” means the First Lien Debt and the Second Lien Debt.

“Secured Debt Documents” means the First Lien Loan Documents and the Second Lien Indenture.

“Secured Hedge Agreement” means (a) any puts, cap transactions, floor transactions, collar transactions, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons to be used, produced, processed or sold by the Company or any Grantor that are customary in the oil and gas business and designed to protect such Person against fluctuation in hydrocarbons prices and not for speculative purposes and (b) any interest rate swap agreement (whether from fixed to floating or from floating to fixed), interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Company or any Grantor against fluctuations in interest rates and is not for speculative purposes which, in the case of each of clause (a) and (b), are permitted to be secured under the First Lien Loan Documents on a parity basis with the First Lien Obligations.

“Secured Obligations” means First Lien Obligations and Second Lien Obligations.

“Shared Collateral” means all or any portion of Second Lien Collateral that also secures First Lien Obligations.

“Subsidiary” of any Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise expressly provided, all references herein to “Subsidiary” shall mean a Subsidiary of the Company.

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“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time. Unless otherwise specified, the UCC shall refer to the UCC as in effect in the State of New York.

1.2         Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, and (g) references to Sections or clauses shall refer to those portions of this Agreement and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs.

SECTION 2        Lien Priorities.

2.1         Relative Priorities. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any applicable law or the Second Lien Documents, or any other circumstance whatsoever, including a circumstance that might be a defense available to, or a discharge of, a Grantor in respect of a First Lien Obligation or a Second Lien Obligation or a holder of such Obligation, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees that: (a) any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Collateral Agent or any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second Lien Obligations; and (b) any Lien on the Collateral now or hereafter held by or on behalf of the Second Lien Collateral Agent, any Second Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations and senior to any Obligations which would constitute Excess First Lien Obligations.

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2.2         Failure to Perfect. All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, notwithstanding any failure of the First Lien Collateral Agent or the First Lien Claimholders to adequately perfect its security interests in the Collateral, the subordination of any Lien on the Collateral securing any First Lien Obligations to any Lien securing the Second Lien Obligations or any other obligation of any Grantor, or the avoidance, invalidation, setting aside or lapse of or defect in or non-perfection of any Lien on the Collateral securing any First Lien Obligations.

2.3         Nature of First Lien Obligations. Subject to Section 5.3 hereof, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Claimholders, acknowledges that (a) a portion of the First Lien Obligations are revolving in nature, (b) the amount of such revolving First Lien Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently re-borrowed, (c) the terms of the First Lien Obligations may be modified, extended or amended from time to time, and (d) the aggregate amount of the First Lien Obligations may be increased or Refinanced (to the extent permitted under the Second Lien Indenture), in either event, without notice to or consent by the Second Lien Claimholders and without affecting the provisions hereof. Subject to the limitations on the aggregate principal amount of First Lien Obligations set forth in the definition of “First Lien Obligations” and Section 5.3, the lien priorities provided in Sections 2.1 and 2.2 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of either the First Lien Obligations or the Second Lien Obligations, or any portion thereof.

2.4         Prohibition on Contesting Liens. Each of the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder, and the First Lien Collateral Agent, for itself and on behalf of each First Lien Claimholder, agrees that it shall not (and hereby waives any right to) directly or indirectly contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in the First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Collateral Agent or any First Lien Claimholder to enforce this Agreement, including the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.1.

2.5         No New Liens.

(a)         Limitation on other Collateral for First Lien Claimholders. (i) The First Lien Collateral Agent agrees that neither the First Lien Collateral Agent nor any First Lien Claimholder shall acquire or hold any Lien on any assets of any Grantor securing any First Lien Obligations (other than an Excluded Asset) which assets are not also subject to the Lien of the Second Lien Collateral Agent under the Second Lien Collateral Documents, and (ii) each Grantor agrees not to grant any Lien on any of its assets, or permit any of its Subsidiaries to grant a Lien on any of its assets, in favor of the First Lien Collateral Agent or the First Lien Claimholders (other than an Excluded Asset) unless it, or such Subsidiary, has granted (or offered to grant with a reasonable opportunity for such Lien to be accepted) a corresponding junior Lien on such assets in favor of the Second Lien Collateral Agent or the Second Lien Claimholders; provided, however, notwithstanding clauses (i) and (ii) above, that the refusal of the Second Lien Collateral Agent or the Second Lien Claimholders to accept a Lien on any assets of any Grantor shall not prohibit the taking of a Lien on such assets by the First Lien Collateral Agent or the First Lien Claimholders. If the First Lien Collateral Agent or any First Lien Claimholder shall (nonetheless and in breach hereof) acquire any Lien on any assets of any Grantor or any of their respective Subsidiaries (other than an Excluded Asset) securing any First Lien Obligations which assets are not also subject to the Lien of the Second Lien Collateral Agent under the Second Lien Collateral Documents, then the First Lien Collateral Agent (or the relevant First Lien Claimholder), shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any other First Lien Document (x) hold and be deemed to have held such Lien and security interest for the additional benefit of the Second Lien Collateral Agent as security for the Second Lien Obligations, or (y) release such Lien.

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(b)         Limitation on other Collateral for Second Lien Claimholders. Until the date upon which the Discharge of First Lien Obligations shall have occurred, (i) the Second Lien Collateral Agent agrees that, after the date hereof, neither the Second Lien Collateral Agent nor any Second Lien Claimholder shall acquire or hold any Lien on any assets of the Company, any Guarantor or any of their respective Subsidiaries securing any Second Lien Obligations which assets are not also subject to the Lien of the First Lien Collateral Agent under the First Lien Collateral Documents, and (ii) each Grantor agrees not to grant any Lien on any of its assets, or permit any of its Subsidiaries to grant a Lien on any of its assets, in favor of the Second Lien Collateral Agent or the Second Lien Claimholders unless it, or such Subsidiary, has granted (or offered to grant with a reasonable opportunity for such Lien to be accepted) a corresponding senior Lien on such assets in favor of the First Lien Collateral Agent or the First Lien Claimholders. If the Second Lien Collateral Agent or any Second Lien Claimholder shall (nonetheless and in breach hereof) acquire any Lien on any assets of any Grantor or any of their respective Subsidiaries securing any Second Lien Obligations which assets are not also subject to the Lien of the First Lien Collateral Agent under the First Lien Collateral Documents, then the Second Lien Collateral Agent (or the relevant Second Lien Claimholder), shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any other Second Lien Document (x) hold and be deemed to have held such Lien and security interest for the additional benefit of the First Lien Collateral Agent as security for the First Lien Obligations, or (y) release such Lien.

2.6         Similar Liens and Agreements. Except as provided in Section 2.5 and except to the extent an asset constitutes an Excluded Asset, the parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing and of Section 8.9, the parties hereto agree, subject to the other provisions of this Agreement:

(a)         upon request by the First Lien Collateral Agent or the Second Lien Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Documents;

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(b)         that the documents and agreements creating or evidencing the First Lien Collateral and the Second Lien Collateral and guarantees for the First Lien Obligations and the Second Lien Obligations shall be in all material respects the same forms of documents other than (i) with respect to the senior and subordinate nature of the security interests in the Collateral securing the respective Obligations thereunder and (ii) provisions in the Second Lien Collateral Documents which are solely applicable to the rights and duties of the Second Lien Collateral Agent; and

(c)         that at no time shall there be (i) any Grantor that is an obligor in respect of the Second Lien Obligations that is not also an obligor in respect of the First Lien Obligations or (ii) except as otherwise permitted by the Second Lien Indenture, any Grantor that is an obligor in respect of the First Lien Obligations that is not also an obligor in respect of the Second Lien Obligations.

         The foregoing to the contrary notwithstanding, it is understood by each of the parties that to the extent that any Collateral constitutes an Excluded Asset, the Collateral securing the First Lien Obligations and the Second Lien Obligations will not be identical, and the provisions of the documents, agreements and instruments evidencing such Liens also will not be substantively similar, and any such difference in the scope or extent of perfection with respect to the Collateral resulting therefrom are hereby expressly permitted by this Agreement.

SECTION 3        Enforcement.

3.1         Exercise of Remedies.

(a)          So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor:

(i)          the Second Lien Collateral Agent and the Second Lien Claimholders:

(A)         from the date hereof until the occurrence of the Second Lien Enforcement Date, will not commence or maintain, or seek to commence or maintain any Enforcement Action with respect to any Lien held by it under the Second Lien Collateral Documents or any other Second Lien Loan Document or otherwise;

(B)         will not contest, protest or object to, or otherwise interfere with, hinder, limit, prohibit or delay, (or take any action that could reasonably be expected to hinder, delay, limit or prohibit) in any manner (whether by judicial proceedings or otherwise, including without limitation the filing or commencement of or joining any petition commencing any Insolvency or Liquidation Proceeding) any Enforcement Action by the First Lien Collateral Agent or any First Lien Claimholder, provided that the respective interests of the Second Lien Claimholders attach to the proceeds thereof, subject to the relative priorities described in Section 2 and Section 4;

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(C)         subject to the rights of the Second Lien Collateral Agent under clause (i)(A) above, will not contest, protest or object to the forbearance by the First Lien Collateral Agent or the First Lien Claimholders from bringing or pursuing any Enforcement Action;

(D)         have no right to (i) direct either the First Lien Collateral Agent, the Control Agent, or any other First Lien Claimholder to exercise any right, remedy or power with respect to the Collateral or pursuant to the First Lien Loan Documents or (ii) consent or object to the exercise by the First Lien Collateral Agent, the Control Agent, or any other First Lien Claimholder of any right, remedy or power with respect to the Collateral or pursuant to the First Lien Loan Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (D) as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

(E)         will not oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Second Priority Liens made by any holder of First Lien Obligations or the First Lien Collateral Agent in any insolvency or liquidation proceedings;

(F)         will not oppose or otherwise contest any lawful exercise by any holder of First Lien Obligations or the First Lien Collateral Agent of the right to credit bid First Lien Obligations at any sale in foreclosure of Liens securing First Lien Obligations;

(G)         will not oppose or otherwise contest any other request for judicial relief made in any court by any holder of First Lien Obligations or the First Lien Collateral Agent relating to the lawful enforcement of any First Priority Lien;

(H)         will not challenge the validity, enforceability, perfection or priority of the Liens securing First Lien Obligations; and

(I)           will not object to the manner in which the First Lien Collateral Agent or any other holder of First Lien Obligations may seek to enforce or collect the First Lien Obligations or the Liens securing First Lien Obligations, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or any other holder of First Lien Obligations is, or could be, adverse to the interests of the Second Lien Holders, and will not assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshaling, appraisal, valuation or other similar right that may be available under applicable law with respect to Collateral or any similar rights a junior secured creditor may have under applicable law.

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(ii)         subject to Section 5.1, the First Lien Collateral Agent and the First Lien Claimholders shall have the exclusive right to commence and, if applicable, maintain an Enforcement Action and, in connection with such Enforcement Action, make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Collateral Agent or any Second Lien Claimholder;

provided that:

(A)         in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, may file claims or statements of interest with respect to all or any portion of the Second Lien Obligations,

(B)         the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will not retain any Collateral or any proceeds of Collateral in connection with any Enforcement Action against any Collateral, and that any Collateral or proceeds taken or received by it in connection with any Enforcement Action will be applied in accordance with Section 4.1 unless and until the Discharge of First Lien Obligations has occurred, other than the receipt of reorganization securities as expressly provided in Section 6.8;

(C)         in any Insolvency or Liquidation Proceeding, the Second Lien Collateral Agent and Second Lien Claimholders shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Collateral Agent or Second Lien Claimholders, including without limitation, actions seeking to avoid or challenge any Liens upon the Collateral or actions against the Second Lien Claimholders, if any, in each case in accordance with the terms of this Agreement;

(D)         in any Insolvency or Liquidation Proceeding, the Second Lien Collateral Agent and Second Lien Claimholders shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement;

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(E)         in any Insolvency or Liquidation Proceeding, the Second Lien Collateral Agent and Second Lien Claimholders shall be entitled to vote on any plan of reorganization, composition or arrangement (including, without limitation, vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension) to the extent consistent with the provisions hereof with respect to the Second Lien Obligations and the Collateral; provided, however, that the Second Lien Claimholders agree not to vote in favor of any plan of reorganization, liquidation, composition or arrangement that contests the attachment, perfection, priority, or validity of the Liens securing the First Lien Obligations or the provisions or application of hereof if such plan is not supported by the First Lien Claimholders;

(F)         the Second Lien Collateral Agent or any Second Lien Claimholder may exercise any of its rights or remedies with respect to the Collateral upon the occurrence and during the effective continuation of the Second Lien Enforcement Date;

(G)         the Second Lien Collateral Agent may take any action (not adverse to the Liens on the Collateral securing the First Lien Obligations, or the rights of any First Lien Collateral Agent or the First Lien Claimholders to exercise remedies in respect thereof and not otherwise inconsistent with the terms of this Agreement) in order to create, perfect, preserve or protect its Lien on the Collateral;

(H)         the Second Lien Collateral Agent may join (but not exercise any control over) a judicial foreclosure or Lien enforcement proceeding with respect to the Collateral initiated by First Lien Collateral Agent, to the extent that such action could not reasonably be expected to interfere materially with the Enforcement Action, but no Second Lien Claimholder may receive any proceeds thereof unless expressly permitted herein;

(I)          the Second Lien Collateral Agent or any Second Lien Claimholder may bid for or purchase Collateral at any public, private, or judicial foreclosure upon such Collateral initiated by any First Lien Claimholder, or any sale of Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any Second Lien Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the Discharge of First Lien Obligations;

(J)          the Second Lien Collateral Agent or any Second Lien Claimholder may take any action to seek and obtain specific performance or injunctive relief to compel a Grantor to comply with (or not violate or breach) an obligation under the Second Lien Documents, so long as (i) such action is not accompanied by a claim for monetary damages or a collection action, and (ii) such action does not, in any material respect, restrain, hinder, delay or otherwise interfere with the exercise of remedies by the First Lien Collateral Agent, the First Lien Lenders, or the Control Agent;

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(K)         the Second Lien Collateral Agent or any Second Lien Claimholder may take any action to the extent necessary to prevent the running of any applicable statute of limitations or similar restriction on claims, or to assert a compulsory cross-claim or counterclaim against any Grantor, so long as such action is not accompanied by a collection action;

(L)          the Second Lien Collateral Agent or any Second Lien Claimholder may inspect or appraise the Collateral or to receive information or reports concerning the Collateral, in each case in accordance with the terms of the Second Lien Documents and applicable law; and

(M)         the Second Lien Collateral Agent or any Second Lien Claimholder may enforce the terms of any subordination agreement with respect to any Indebtedness subordinated to the Second Lien Obligations so long as such enforcement is consistent with the terms hereof and not accompanied by a claim for monetary damages or a collection action.

In exercising rights and remedies with respect to the Collateral, the First Lien Collateral Agent and the First Lien Claimholders may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by the First Lien Collateral Agent and the First Lien Claimholders to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)         The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that at any time prior to the Discharge of First Lien Obligations and after (a) the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor or (b) the Second Lien Collateral Agent and the Second Lien Claimholders have received written notice from the First Lien Collateral Agent at the direction of an Act of Required Debtholders stating that (i) any First Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (ii) the holders of Liens securing First Lien Debt have become entitled under any First Lien Document to and desire to enforce any or all of the First Priority Liens by reason of a default under such First Lien Documents, it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off or recoupment) with respect to any Collateral, and that any Collateral or such proceeds taken or received by it upon demand by the First Lien Collateral Agent will be paid over to the First Lien Collateral Agent pursuant to Section 4.2, except as expressly provided in Section 6.8. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Section 3.1(a)(ii), the sole right of the Second Lien Collateral Agent and the Second Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred or receive reorganization securities as expressly provided in Section 6.8, in each case, in accordance with the terms of the Second Lien Documents and applicable law and otherwise take actions with respect to the Collateral permitted by this Agreement. All proceeds of Collateral received by the Second Lien Collateral Agent or Second Lien Claimholders not in violation of this Agreement will be received by the Second Lien Collateral Agent or Second Lien Claimholders, as applicable, free from the First Priority Liens and all other Liens except the Second Priority Liens.

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(c)         Subject to the proviso to clauses (i) and (ii) of Section 3.1(a), the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, agrees that (i) the Second Lien Collateral Agent and the Second Lien Claimholders will not take any action that would hinder, delay or impede any exercise of remedies under the First Lien Loan Documents, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, and (ii) the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, hereby waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor with respect to the First Lien Collateral to object to the manner or order in which the First Lien Collateral Agent or the First Lien Claimholders seek to enforce or collect the First Lien Obligations or the Liens granted in any of the First Lien Collateral, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or the First Lien Claimholders is adverse to any of the Second Lien Collateral Agent or the Second Lien Claimholders.

(d)         The Second Lien Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or any other Second Lien Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or the First Lien Claimholders with respect to the Collateral as set forth in this Agreement and the First Lien Loan Documents.

(e)         The Second Lien Collateral Agent hereby acknowledges and agrees that it will not institute any suit or other proceeding or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against the First Lien Collateral Agent, the Control Agent, or any First Lien Claimholder seeking damages from or other relief by way of specific performance, injunction or otherwise, with respect to, and no First Lien Claimholder, the First Lien Collateral Agent or the Control Agent shall be liable for, any action taken or omitted to be taken by any of them with respect to the Collateral or pursuant to the First Lien Loan Documents, other than as expressly set forth in Section 3.2(c).

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3.2        Actions Upon Breach.

(a)         If any Second Lien Claimholder, contrary to the express terms of this Agreement, commences or participates in any Enforcement Action against the Company, any other Grantor or the Collateral, the First Lien Collateral Agent may intervene and may interpose in the name of the First Lien Claimholders or in the name of the Company or such Grantor the making of this Agreement as a defense or dilatory plea.

(b)         Should any Second Lien Claimholder, contrary to the express terms of this Agreement, in any way take, or attempt to take, any Enforcement Action with respect to the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy contrary to this Agreement), or fail to take any action expressly required by this Agreement, the First Lien Collateral Agent (in its own name or in the name of a Grantor) may obtain relief against such Second Lien Claimholder by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Lien Collateral Agent on behalf of each Second Lien Claimholder that (i) the First Lien Claimholders’ damages from such actions may be difficult to ascertain and may be irreparable, and (ii) the Second Lien Collateral Agent on behalf of each Second Lien Claimholder waives any defense that the First Lien Claimholders cannot demonstrate damage or be made whole by the awarding of damages.

(c)         Should any First Lien Claimholder, contrary to the express terms of this Agreement, in any way take, or attempt to take, any Enforcement Action with respect to the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy contrary to this Agreement), or fail to take any action expressly required by this Agreement, the Second Lien Collateral Agent (in its own name or in the name of a Grantor) may obtain relief against such First Lien Claimholder by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the First Lien Collateral Agent on behalf of each First Lien Claimholder that (i) the Second Lien Claimholders’ damages from such actions may be difficult to ascertain and may be irreparable, and (ii) the First Lien Collateral Agent on behalf of each First Lien Claimholder waives any defense that the Second Lien Claimholders cannot demonstrate damage or be made whole by the awarding of damages.

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SECTION 4        Payments.

4.1         Application of Proceeds. (a) All proceeds of Collateral resulting from the sale, collection or other Disposition of Collateral in connection with an Enforcement Action, whether or not pursuant to an Insolvency or Liquidation Proceeding, shall be distributed as follows: (i) first, to the payment of all amounts payable under the First Lien Documents on account of the First Lien Collateral Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the First Lien Collateral Agent or any co-trustee or agent of the First Lien Collateral Agent in connection with any First Lien Security Document; (ii) second, to the repayment of Indebtedness and other Obligations, other than the Secured Debt, secured by a Permitted Prior Lien on the Collateral sold or realized upon; (iii) third, to the First Lien Collateral Agent for application to the payment of all outstanding First Lien Debt and any other First Lien Obligations that are then due and payable in such order as may be provided in the First Lien Documents in an amount sufficient to pay in full in cash all outstanding First Lien Debt and all other First Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the First Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable First Lien Document) of all outstanding letters of credit constituting First Lien Obligations) and the termination or cash collateralization (in an amount reasonably satisfactory to the First Lien Collateral Agent) of any Bank Product Obligations and any Hedging Obligations issued or entered into, as the case may be, by any First Lien Claimholder constituting First Lien Obligations; (iv) fourth, to the payment of all amounts payable under the Second Lien Documents on account of the Second Lien Collateral Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Second Lien Collateral Agent or any co-trustee or agent of the Second Lien Collateral Agent in connection with any Second Lien Collateral Document; (v) fifth, to the Second Lien Collateral Agent for application to the payment of all outstanding Second Lien Notes that are then due and payable in such order as may be provided in the Second Lien Documents in an amount sufficient to pay in full in cash all outstanding Second Lien Notes that are then due and payable (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Second Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding (excluding, for the avoidance of doubt, any Excess Second Lien Obligations)); (vi) sixth, to the First Lien Collateral Agent, to the extent of any Excess First Lien Obligations for application in accordance with the First Lien Loan Documents; (vii) seventh, to the Second Lien Collateral Agent, to the extent of any Excess Second Lien Obligations; and (viii) eighth, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Company or the applicable Grantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct. Except as otherwise expressly provided herein, nothing in this Agreement shall be deemed to subordinate the right of the Second Lien Collateral Agent or the Second Lien Claimholders to receive payment, it being the intent of the parties hereto, that except as expressly otherwise provided herein, the subordinations herein shall only apply to the Liens on the Collateral and the proceeds thereof.

4.2         Payment Turnover. So long as the Discharge of First Lien Obligations has not occurred (and, after the Second Lien Obligations have been paid in full up to the Second Lien Cap Amount, if there are any Excess First Lien Obligations still owing to any First Lien Claimholder), any Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.5(b) received by the Second Lien Collateral Agent or any Second Lien Claimholders in connection with the any Enforcement Action shall be segregated and held in trust by the Second Lien Collateral Agent and upon demand by the First Lien Collateral Agent and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements, and applied in accordance with Section 4.1; provided, the Second Priority Liens will remain attached to and, subject Sections 2.1 and 3.1, enforceable against all proceeds so held or remitted. The First Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Agent or any such Second Lien Claimholders. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

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SECTION 5        Other Agreements.

5.1         Releases.

(a)          The Priority Liens and the Second Priority Liens on the Shared Collateral shall be released:

(i)         in whole, upon (A) payment in full and discharge of all outstanding Secured Debt and all other Secured Obligations that are outstanding, due and payable at the time all of the Secured Debt is paid in full and discharged and (B) termination or expiration of all commitments to extend credit under all First Lien Loan Documents and the Discharge of the First Lien Obligations;

(ii)         as to any Shared Collateral that is sold, transferred or otherwise disposed of by the Company or any other Grantor to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Grantor in a transaction or other circumstance that complies with Section 4.10 of the Second Lien Indenture (as in effect on the date thereof) and is permitted by all of the other Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the Second Lien Collateral Agent’s Liens upon the Second Lien Collateral will not be released if the sale, transfer or disposition is subject to Section 5.01 of the Second Lien Indenture (as in effect on the date thereof);

(iii)         as to any Shared Collateral that is sold, transferred or otherwise disposed of by the First Lien Collateral Agent in foreclosure of the Priority Liens on such Shared Collateral in compliance with the laws applicable to such foreclosure; provided, that the rights of the Second Lien Collateral Agent to (a) redeem such Shared Collateral in accordance with applicable law; (b) to claim, take and receive proceeds of the foreclosure sale of such Shared Collateral remaining after the Discharge of Priority Lien Obligations in accordance with applicable law; and (c) enforce the provisions of Section 4.1(a) will not be affected or impaired by such release;

(iv)         as to a release of less than all or substantially all of the Shared Collateral, if consent to the release of all Priority Liens on such Shared Collateral has been given by an Act of Required Debtholders; and

(v)         as to a release of all or substantially all of the Shared Collateral, if (a) consent to the release of that Shared Collateral has been given by the requisite percentage or number of holders of First Lien Debt and holders of Second Lien Debt at the time outstanding as provided for in the applicable Secured Debt Documents, and (b) the Company has delivered an officers’ certificate to the First Lien Collateral Agent and the Second Lien Collateral Agent certifying that all such necessary consents have been obtained.

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(b)         The Second Priority Liens upon the Collateral will no longer secure the Second Lien Obligations, and the right of the holders of Second Lien Debt to the benefits and proceeds of the Second Lien Collateral Agent’s Liens on the Collateral will terminate and be discharged:

(i)         upon satisfaction and discharge of the applicable Second Lien Documents pursuant to the terms of the applicable Second Lien Documents;

(ii)         upon Legal Defeasance (as defined in the Second Lien Indenture) or Covenant Defeasance (as defined in the Second Lien Indenture) pursuant to the terms of the applicable Second Lien Documents;

(iii)         upon payment in full and discharge of all Second Lien Obligations that are outstanding, due and payable under the Second Lien Indenture and other Second Lien Documents at the time the Second Lien Obligations are paid in full and discharged; or

(iv)         in whole or in part, with the consent of the holders of Second Lien Debt of the requisite percentage in accordance with the terms of the applicable Second Lien Documents.

(c)         Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder, hereby irrevocably constitutes and appoints the First Lien Collateral Agent and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Collateral Agent or such holder or in the First Lien Collateral Agent’s own name, from time to time in the First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. This power is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

(d)         Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Collateral Agent or the First Lien Claimholders (i) have released any Lien on Shared Collateral or any Guarantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any new Liens or additional guarantees from any Guarantor, then the Second Lien Collateral Agent, for itself and for the Second Lien Claimholders, shall be granted a Lien on any such Shared Collateral (except to the extent such Lien represents a Lien on an Excluded Asset or a Second Lien is refused pursuant to Section 2.5(a) with respect to the Indebtedness represented by the Second Lien Collateral Agent), subject to the lien subordination provisions of this Agreement, and the Second Lien Collateral Agent shall be granted an additional guaranty, as the case may be.

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5.2         Insurance. The Control Agent shall be named as additional insured and as loss payee (on behalf of the First Lien Collateral Agent, the other First Lien Claimholders, the Second Lien Collateral Agent and the other Second Lien Claimholders) under any insurance policies maintained from time to time by any Grantor. Until the date upon which the Discharge of First Lien Obligations shall have occurred, as between the First Lien Collateral Agent and the First Lien Claimholders, on the one hand, and the Second Lien Collateral Agent and the Second Lien Claimholders on the other, the First Lien Collateral Agent and the First Lien Claimholders shall have the sole and exclusive right (a) to adjust or settle any insurance policy or claim covering any Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting any Collateral. Until the date upon which the Discharge of First Lien Obligations shall have occurred, all proceeds of any such policy and any such award in respect of any Collateral that are payable to the Control Agent for the benefit of the First Lien Collateral Agent and the Second Lien Collateral Agent shall be paid to the First Lien Collateral Agent for the benefit of the First Lien Claimholders to the extent required under the First Lien Loan Documents and thereafter to the Second Lien Collateral Agent for the benefit of the Second Lien Claimholders to the extent required under the applicable Second Lien Documents and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct. If the Second Lien Collateral Agent or any Second Lien Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the First Lien Collateral Agent in accordance with the terms of Section 4.2.

5.3         Amendments to First Lien Loan Documents and Second Lien Documents.

(a)         The First Lien Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the First Lien Credit Agreement may be Refinanced, in each case without the consent of the Second Lien Collateral Agent or the Second Lien Claimholders; provided, however, that the holders of such Refinancing debt bind themselves in writing to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not: (i) provide for a principal amount of, without duplication, term loans, revolving loan commitments and letters of credit, bonds, debentures, notes or similar instruments (but excluding Hedging Obligations and Bank Product Obligations) in the aggregate in excess of the Maximum First Lien Indebtedness Amount; (ii) increase the interest rate or yield provisions applicable to the First Lien Obligations by more than 2.00% per annum in the aggregate (excluding increases resulting from (A) increases in the underlying reference rate not caused by any amendment, supplement, modification or Refinancing of the First Lien Credit Agreement, (B) application of any pricing grid set forth in the First Lien Credit Agreement as of the date hereof, (C) resulting from the accrual of interest at the Default Rate (as defined in the First Lien Credit Agreement as of the date hereof), or (D) resulting from and reflecting the amounts of any additional charges, rates or reserves imposed as a result of any change in applicable law or interpretation thereof or the imposition by any Governmental Authority of any mandatory reserves application to the financings contemplated by the First Lien Loan Documents); (iii) increase (or have the effect of increasing) the amount of, or the type of, dispositions of Collateral, the proceeds of which are not required to be used to prepay the First Lien Obligations and which may be retained by the Grantors for use as working capital to an amount greater than that permitted under the Second Lien Indenture; (iv) extend the scheduled Maturity Date (as defined in the First Lien Credit Agreement) or a scheduled amortization payment beyond the scheduled final maturity date of the Second Lien Indenture; (v) modify a covenant or event of default to directly restrict one or more Grantors from making payments under the Second Lien Documents, or granting security interests in Collateral to the Second Lien Claimholders, that would otherwise be permitted under the First Lien Loan Documents as in effect on the date hereof; or (vi) subordinate the First Lien Obligations or the Liens of the First Lien Collateral Agent on the Collateral, except in the case of a DIP Financing and with respect to Liens of the type permitted to be prior to the Liens of the First Lien Lenders in accordance with the Section 6.3 of the First Lien Credit Agreement (as in effect on the date hereof).

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(b)         Until the Discharge of First Lien Obligations occurs, the Second Lien Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Second Lien Indenture may be Refinanced in each case, without the consent of the First Lien Collateral Agent or the First Lien Claimholders; provided, however, that the holders of such Refinancing debt bind themselves in writing to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not: (i) provide for a principal amount of the Second Lien Obligations in excess of the Second Lien Cap Amount; (ii) increase interest rate or yield provisions applicable to the Indebtedness outstanding under the Second Lien Indenture in a manner that would result in the total yield thereon to exceed by more than 2.00% per annum the total yield on Indebtedness thereunder as in effect on the date hereof (excluding increases resulting from the accrual of interest at the default rate); (iii) amend or otherwise modify any “Default” or “Event of Default” (as each such term is defined in the Second Lien Indenture) thereunder in a manner adverse to the Second Lien Holders; (iv) accelerate any date upon which a scheduled payment of principal or interest is due, or add, modify, or increase any redemption, put, sinking fund or prepayment provisions; (v) change any covenants, defaults or events of default (including the addition of defaults or events of default not contained in the Second Lien Documents as of the date hereof) in any manner that makes them more restrictive, in any material respect, as to any Grantor except to make conforming changes to match changes made to the First Lien Loan Documents so as to preserve, in connection with any amendments to the First Lien Loan Documents, on substantially similar economic terms, the differential (if any) that exists on the date hereof between such covenants, defaults or events of defaults in the First Lien Loan Documents and such covenants, defaults or events of default in the Second Lien Documents or otherwise decreases the weighted average life to maturity; (vi) modify (or undertake any action having the effect of a modification of) the mandatory repurchase provisions of the Second Lien Indenture; or (vii) otherwise modify a covenant or event of default to directly restrict one or more Grantors from making payments under the First Lien Loan Documents, or granting security interests in Collateral to the First Lien Claimholders, that would otherwise be permitted under the Second Lien Documents as in effect on the date hereof.

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(c)         Notwithstanding the foregoing clauses (a) and (b) of this Section 5.3, (i) until the date upon which the Discharge of First Lien Obligations shall have occurred, without the prior written consent of the First Lien Collateral Agent, no Second Lien Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Lien Indenture or Second Lien Collateral Document, would contravene any of the terms of this Agreement and (ii) without the prior written consent of the Second Lien Collateral Agent, no First Lien Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new First Lien Credit Agreement or First Lien Collateral Document, would contravene any of the terms of this Agreement.

(d)         The Second Lien Collateral Agent agrees that each Second Lien Collateral Document shall include the following language (subject, in the case of any Liens on real property, to such modifications as may be required by applicable laws):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Trustee pursuant to this Agreement and the exercise of any right or remedy by the Second Lien Collateral Agent hereunder are subject to the provisions of that certain Intercreditor Agreement, dated as of August 27, 2014 as the same may be amended, supplemented, modified or replaced from time to time (the “Intercreditor Agreement”) among SunTrust Bank, as First Lien Collateral Agent, U.S. Bank National Association, as Second Lien Collateral Agent, SunTrust Bank, as Control Agent and the Grantors (as defined therein) from time to time a party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.”

(e)         Notwithstanding the foregoing clauses (a) and (b) of this Section 5.3, until the date upon which the Discharge of First Lien Obligations shall have occurred, in the event the First Lien Collateral Agent or the First Lien Claimholders enter into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of any First Lien Collateral Document or changing in any manner the rights of the First Lien Collateral Agent, the First Lien Claimholders, the Grantors thereunder, then such amendment, waiver or consent shall automatically apply in a comparable manner to any comparable provision of the Second Lien Collateral Documents without the consent of the Second Lien Collateral Agent or the Second Lien Claimholders and without any action by the Second Lien Collateral Agent or any Grantor; provided, however, (A) that no such amendment, waiver or consent shall be effective to (i) release any Lien of the Second Lien Collateral Documents, (ii) remove assets subject to the Lien of the Second Lien Collateral Documents, (iii) adversely affect the perfection or priority of any such Lien, (iv) reduce the principal of, or interest or other amounts payable on, any amount payable under the Second Lien Indenture or any Second Lien Loan Document, (v) postpone any date fixed for any payment of principal of, or interest or other amounts payable on, any amounts payable under the Second Lien Indenture or any Second Lien Loan Document, (vi) or permit any Liens on the Collateral not permitted under the Second Lien Documents or Section 6 of this Agreement (vii) impose duties on the Second Lien Collateral Agent without its consent, or (viii) permit other Liens on the Collateral not permitted under the terms of the Second Lien Documents or Section 6 of this Agreement, except, in the cases of clauses (i), (ii) and (iii), to the extent that a release of, or adverse effect on the perfection or priority of, such Lien is permitted by Section 5.1 or Section 6, and (B) notice of such amendment, waiver or consent shall have been given to the Second Lien Collateral Agent no later than 10 days after its effectiveness; provided that the failure to give such notice shall not affect the effectiveness or validity thereof; and provided further that this paragraph is intended solely to set forth provisions by which the Second Lien Collateral Documents shall be automatically affected by amendments, waivers and consents given by the First Lien Collateral Agent and First Lien Claimholders under the First Lien Credit Agreement and the First Lien Collateral Documents and is not intended to impose any liability on the First Lien Collateral Agent or First Lien Claimholders.

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5.4         Rights As Unsecured Creditors. Except as otherwise expressly set forth in Section 2.4, Section 3.1 or Section 6, the Second Lien Collateral Agent and the Second Lien Claimholders may exercise rights and remedies available to unsecured creditors against any Grantor in accordance with the terms of the Second Lien Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by the Second Lien Collateral Agent or any Second Lien Claimholders of the required payments of interest in respect of the Second Lien Obligations so long as such receipt is not the result of any Enforcement Action by the Second Lien Collateral Agent or any Second Lien Claimholders. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Collateral Agent or the First Lien Claimholders may have with respect to the Collateral. In the event that any Second Lien Claimholder becomes a judgment Lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment Lien shall be subject to the terms of this Agreement for all purposes to the same extent as all other Liens securing the Second Lien Obligations subject to this Agreement.

5.5         Control Agent for Perfection.

(a)         The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, each hereby appoints SunTrust Bank as its collateral agent (in such capacity, together with any successor in such capacity appointed by the First Lien Collateral Agent and the Second Lien Collateral Agent, the “Control Agent”) for the limited purpose of acting as the agent on behalf of the First Lien Collateral Agent (on behalf of itself and the First Lien Claimholders) and the Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) with respect to the Control Collateral for purposes of perfecting the Liens of such parties on the Control Collateral. The Control Agent accepts such appointment and agrees to hold the Control Collateral in its possession or control (or in the possession or control of its agents or bailees) as Control Agent for the benefit of the First Lien Collateral Agent (on behalf of itself and the First Lien Claimholders) and the Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) and any permitted assignee of any thereof solely for the purpose of perfecting the security interest granted to such parties in such Control Collateral, subject to the terms and conditions of this Section 5.5. The Control Agent acts as a gratuitous bailee for the benefit of and representative (as defined in Section 1-201(33) of the UCC) for the Second Lien Collateral Agent. Solely with respect to any deposit accounts under the control (within the meaning of Section 9-104 of the UCC) of the Control Agent, such Control Agent agrees to also hold control over such deposit accounts as gratuitous agent for the Second Lien Collateral Agent, subject to the terms and conditions of this Section 5.5.

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(b)         The Control Agent, the First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, each hereby agrees that the First Lien Collateral Agent shall have the sole and exclusive right and authority to give instructions to, and otherwise direct, the Control Agent in respect of the Control Collateral or any control agreement with respect to any Control Collateral until the earlier of (i) the date upon which the Discharge of First Lien Obligations shall have occurred and (ii) the Second Lien Enforcement Date. [The Grantors hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the Grantors are required to do so for the First Lien Collateral Agent in accordance with the First Lien Credit Agreement as in effect on the date hereof.] The First Lien Claimholders and the Second Lien Claimholders hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the First Lien Claimholders are required to do so for the First Lien Collateral Agent in accordance with the First Lien Credit Agreement and the Second Lien Claimholders are required to do so for the Second Lien Collateral Agent in accordance with the Second Lien Indenture.

(c)         The provisions of Article VIII of the First Lien Credit Agreement and Article 7 of the Second Lien Indenture shall inure to the benefit of the Control Agent (as if the Control Agent were the agent named therein) in respect of this Agreement, the First Lien Collateral Documents and the Second Lien Collateral Documents and shall be binding upon all Grantors, all First Lien Claimholders and all Second Lien Claimholders and upon the parties hereto in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Control Agent therein set forth:

(i)         The Control Agent is authorized to take all such actions as are provided to be taken by it as Control Agent hereunder, under any First Lien Collateral Document, under any Second Lien Collateral Document or as instructed by the First Lien Collateral Agent or the Second Lien Collateral Agent as provided herein, in each case together with all other actions reasonably incidental thereto and not inconsistent with this Agreement. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) or in one or more of the First Lien Collateral Documents or Second Lien Collateral Documents, the Control Agent shall act or refrain from acting in accordance with written instructions from the First Lien Collateral Agent or the Second Lien Collateral Agent, as applicable, or, in the absence of such instructions or provisions, in accordance with its reasonable discretion.

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(ii)         The Control Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of any Lien created under and First Lien Collateral Document or Second Lien Collateral Document in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder unless such action or omission constitutes gross negligence or willful misconduct. The Control Agent shall not have a duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement, and First Lien Collateral Document or any Second Lien Collateral Document by any Grantor. This Agreement shall not subject the Control Agent to any obligation or liability except as expressly set forth herein. In particular, the Control Agent shall have no duty to investigate whether the obligations of any Grantor to the First Lien Collateral Agent or the Second Lien Collateral Agent or any other First Lien Claimholder or Second Lien Claimholder are in default or whether the First Lien Collateral Agent or the Second Lien Collateral Agent is entitled under the First Lien Collateral Documents or the Second Lien Collateral Documents, as applicable, or otherwise to give any instructions or notice of exclusive control. The Control Agent is fully entitled to rely upon such instructions as it believes in good faith to have originated from the First Lien Collateral Agent or the Second Lien Collateral Agent, as applicable.

(iii)         Except as set forth in clause (iv) below, the Control Agent shall have no obligation whatsoever to the First Lien Collateral Agent, the Second Lien Collateral Agent, any First Lien Claimholder or any Second Lien Claimholder including, without limitation, any obligation to assure that the Control Collateral is owned by any Grantor or one of their respective Subsidiaries or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5.

(iv)         In acting on behalf of the Second Lien Collateral Agent and the Second Lien Claimholders and the First Lien Collateral Agent and the First Lien Claimholders, the duties or responsibilities of the Control Agent under this Section 5.5 shall be limited solely to:

(A)         holding that part of the Control Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as agent for the First Lien Collateral Agent (on behalf of itself and the First Lien Claimholders) and the Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) for purposes of perfecting the Lien held by the First Lien Collateral Agent and the Second Lien Collateral Agent;

(B)         delivering such collateral as set forth in Section 5.5(f) and (g);

and

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(C)         delivering any notices received by it with respect to any item of Control Collateral in its possession or control to each of the First Lien Collateral Agent and the Second Lien Collateral Agent.

(d)         The Control Agent shall not have by reason of the First Lien Loan Documents, the Second Lien Documents or this Agreement or any other document a fiduciary relationship to any First Lien Claimholder, any Second Lien Claimholder or any Grantor. Neither the First Lien Collateral Agent nor any First Lien Claimholder shall have by reason of the Second Lien Documents or this Agreement or any other document a fiduciary relationship in respect of the Second Lien Collateral Agent or any Second Lien Claimholder or any Grantor. Neither the Second Lien Collateral Agent nor any Second Lien Claimholder shall have by reason of the First Lien Loan Documents or this Agreement or any other document a fiduciary relationship in respect of the First Lien Collateral Agent or any First Lien Claimholder or any Grantor. The Second Lien Collateral Agent and the Second Lien Claimholders hereby waive and release the First Lien Collateral Agent and the other First Lien Claimholders from all claims and liabilities arising pursuant to any Control Agent’s role under this Section 5.5 as gratuitous bailee and gratuitous agent with respect to the Control Collateral. It is understood and agreed that the interests of the First Lien Collateral Agent and the other First Lien Claimholders, on the one hand, and the Second Lien Collateral Agent and the other Second Lien Claimholders on the other hand, may differ and the First Lien Collateral Agent, the Control Agent and the other First Lien Claimholders shall be fully entitled to act in their own interest without taking into account the interests of the Second Lien Collateral Agent or other Second Lien Claimholders.

(e)         Upon the Discharge of First Lien Obligations (other than in connection with a Refinancing of the First Lien Obligations), the Control Agent shall (at the expense of the Grantors) deliver the Control Collateral remaining in its possession, if any, together with the necessary endorsements (such endorsements being without recourse or any representation or warranty) to (A) if the Discharge of Second Lien Obligations has not yet occurred at such time, to the Second Lien Collateral Agent, and (B) if the Discharge of Second Lien Obligations has occurred at such time, to the First Lien Collateral Agent, to the extent Excess First Lien Obligations remain outstanding, and (C) if there are no Excess First Lien Obligations outstanding, to the applicable Grantor, in each case so as to allow such Person to obtain possession and control of such Control Collateral. In connection with any transfer under clause (A) of the immediately preceding sentence, the Control Agent agrees to use reasonable commercial efforts (at the sole expense of the Grantors) to take all actions in its power as shall be reasonably requested by the Second Lien Collateral Agent to obtain, for the benefit of the Second Lien Claimholders, a first priority security interest and Lien in the Control Collateral.

(f)         The Control Agent shall have an unfettered right to resign as Control Agent upon 30 days’ written notice to the First Lien Collateral Agent and the Second Lien Collateral Agent. If upon the effective date of such resignation no successor to the Control Agent has been appointed by the First Lien Collateral Agent and the Second Lien Collateral Agent, the Control Agent shall deliver to either (i) the First Lien Collateral Agent the Control Collateral together with any necessary endorsements (or otherwise allow the First Lien Collateral Agent to obtain control of such Control Collateral) and the First Lien Collateral Agent shall accept and succeed to the role of the Control Agent as the agent for perfection on the Control Collateral, or (ii) as a court of competent jurisdiction may otherwise direct.

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(g)         Until the Discharge of First Lien Obligations, to the extent that any Control Collateral is in the possession or under the control of the Second Lien Collateral Agent, or any agents or bailees of the Second Lien Collateral Agent, the Second Lien Collateral Agent shall promptly turnover any such Control Collateral to the Control Agent (together with any necessary endorsements) and pending such transfer, the Second Lien Collateral Agent shall hold and maintain possession or control of such Control Collateral (i) in trust for the benefit of the Control Agent, the First Lien Collateral Agent and the First Lien Claimholders, and (ii) for the purpose of perfecting the Liens granted under the First Lien Collateral Documents.

5.6         When Discharge of First Lien Obligations Deemed to Not Have Occurred. If in connection with the Discharge of First Lien Obligations, the Company enters into any Refinancing of any First Lien Loan Document evidencing a First Lien Obligation which Refinancing is permitted hereby and by the terms of the Second Lien Documents, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of First Lien Obligations), and the obligations under such Refinancing (and related documents) shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the First Lien Collateral Agent under such First Lien Loan Documents shall be a First Lien Collateral Agent for all purposes of this Agreement. Upon receipt of a notice stating that the Company has entered into a new First Lien Loan Document (which notice shall include the identity of the new collateral agent, such agent, the “New Agent”), the Second Lien Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. If the new First Lien Obligations under the new First Lien Loan Documents are secured by assets of the Grantors of the type constituting Collateral that do not also secure the Second Lien Obligations, then the Second Lien Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Second Lien Collateral Documents provided, however, notwithstanding the above, that the refusal of the Second Lien Collateral Agent or the Second Lien Claimholders to accept a Lien on any assets of any Grantor shall not prohibit the taking of a Lien on such assets by the First Lien Collateral Agent or the First Lien Claimholders.

5.7         Option to Purchase First Lien Obligations. (a) Upon the occurrence and during the continuance of a Purchase Option Event, the First Lien Collateral Agent agrees that it will give the Second Lien Collateral Agent written notice (the “Purchase Option Event Notice”) within five (5) Business Days after the occurrence of such Purchase Option Event. Each Second Lien Claimholder shall have the option, by written notice (the “Purchase Notice”) delivered by the Second Lien Collateral Agent to the First Lien Collateral Agent no later than ten (10) Business Days after receipt (or delivery) by the Second Lien Collateral Agent of the Purchase Option Event Notice, to purchase (or cause its designated Affiliate to purchase) all (but not less than all) of the First Lien Obligations from the First Lien Claimholders; it being agreed that the giving or receipt of any such Purchase Option Event Notice or Purchase Notice shall not diminish, restrict, impair or otherwise effect in any regard the rights and remedies or the commencement or continuation of any exercise thereof of the First Lien Collateral Agent, the Control Agent, and the First Lien Claimholders with respect to the Grantors or the Collateral under the First Lien Loan Documents or applicable law. Following the delivery of any Purchase Notice by one or more Second Lien Claimholders until the expiration, termination or exercise of the purchase option pursuant to this Section 5.7 with respect to such Purchase Option Event, the First Lien Collateral Agent shall, upon the written request of the Second Lien Collateral Agent, provide to the Second Lien Collateral Agent summaries of the exercise of any rights or remedies by the First Lien Collateral Agent with respect to the Collateral in connection such Purchase Option Event.

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(b)         Unless previously revoked by irrevocable written notice from the Second Lien Collateral Agent to the First Lien Collateral Agent, on the date specified by the Second Lien Collateral Agent in the Purchase Notice (which shall be a Business Day not less than five (5) Business Days and not more than twenty (20) calendar days, after receipt by the First Lien Collateral Agent of the Purchase Notice), the First Lien Claimholders shall, subject to any required approval of any court or other Governmental Authority then in effect, sell to the Second Lien Claimholders (or their respective designated Affiliates, electing to purchase pursuant to Section 5.7(a) (the “Purchasing Parties”), and the Purchasing Parties shall purchase (the “Purchase”) from the First Lien Claimholders, the First Lien Obligations; provided, that the First Lien Obligations purchased shall not include any rights of First Lien Claimholders with respect to indemnification and other obligations of the Grantors under the First Lien Documents or Secured Hedge Agreements that are expressly stated to survive the termination of the First Lien Loan Documents or any Secured Hedge Agreements (the “Surviving Obligations”). If such purchase option with respect to any such Purchase Option Event has not been exercised or is otherwise revoked on or prior to the date set forth in the first sentence of this paragraph, such purchase option with respect to such applicable Purchase Option Event and any subsequent Purchase Option Event shall be terminated.

(c)         Without limiting the obligations of the Grantors under the First Lien Loan Documents to the First Lien Claimholders with respect to the Surviving Obligations (which shall not be transferred in connection with the Purchase), on the date of the Purchase, the Purchasing Parties shall (i) pay to the First Lien Collateral Agent, for the benefit of the First Lien Claimholders, as the purchase price (the “Purchase Price”) therefor the full amount of all First Lien Obligations then outstanding and unpaid (including principal, accrued and unpaid interest at the contract rate, fees, breakage costs, attorneys’ fees and expenses, and, in the case of any Hedging Obligations or Bank Product Obligations, the amount that would be payable by the relevant Grantor thereunder if it were to terminate such agreements on the date of the Purchase or, if not terminated, an amount determined by the relevant First Lien Claimholders to be necessary to collateralize its credit risk with respect thereto, in each case as determined by the applicable First Lien Claimholder), (ii) furnish cash collateral (the “Cash Collateral”) to the First Lien Collateral Agent in such amounts as the relevant First Lien Claimholder determines is reasonably necessary to secure such First Lien Claimholders in connection with any outstanding letters of credit (not to exceed 105% of the aggregate undrawn face amount of such letters of credit), which cash collateral shall be (A) held by the First Lien Collateral Agent as security solely to reimburse the issuers of such letters of credit that become due and payable after such sale and any fees and expenses incurred in connection with such letters of credit and (B) returned to the Second Lien Collateral Agent (except as may otherwise be required by applicable law or any order of any court or other Governmental Authority) promptly after the expiration or termination from time to time of all payment contingencies affecting such letters of credit, (iii) agree to reimburse the First Lien Claimholders for any loss, cost, damage or expense (including attorneys’ fees and expenses) in connection with any fees, costs or expenses related to any checks or other payments provisionally credited to the First Lien Obligations or as to which the First Lien Claimholders have not yet received final payment [and (iv) agree, after written request from the First Lien Collateral Agent, to reimburse the First Lien Claimholders in respect of indemnification obligations of the Grantors under the First Lien Loan Documents as to matters or circumstances known to the Purchasing Parties at the time of the Purchase which could reasonably be expected to result in any loss, cost, damage or expense to any of the First Lien Claimholders, provided that, in no event shall any Purchasing Party have any liability for such indemnification amounts set out in this clause (iv) in excess of proceeds of Collateral actually received by the Purchasing Parties].

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(d)         The Purchase Price and Cash Collateral shall be remitted by wire transfer in immediately available funds to such account of the First Lien Collateral Agent as it shall designate to the Purchasing Parties. The First Lien Collateral Agent shall, promptly following its receipt thereof, distribute the amounts received by it in respect of the Purchase Price to the First Lien Claimholders in accordance with the First Lien Credit Agreement. Interest shall be calculated to but excluding the day on which the Purchase occurs if the amounts so paid by the Purchasing Parties to the account designated by the First Lien Collateral Agent are received in such account prior to 2:00 p.m., New York time, and interest shall be calculated to and including such day if the amounts so paid by the Purchasing Parties to the account designated by the First Lien Collateral Agent are received in such account later than 2:00 p.m., New York time.

(e)         The Purchase shall be made without representation or warranty of any kind by the First Lien Claimholders as to the First Lien Obligations, the Collateral or otherwise and without recourse to the First Lien Claimholders, the First Lien Collateral Agent or the Control Agent, except that the First Lien Claimholders shall represent and warrant: (i) the amount of the First Lien Obligations being purchased, (ii) that the First Lien Claimholders own their respective First Lien Obligations and are transferring such First Lien Obligations free and clear of any Liens created by the First Lien Claimholders, and (iii) that the First Lien Claimholders have the right to assign the First Lien Obligations and the assignment is duly authorized (other than with respect to participation interests not prohibited by the First Lien Credit Agreement, in which case the purchase price described in Section 5.7(c) shall be appropriately adjusted so that the Purchasing Parties do not pay amounts represented by any participation interest which remains in effect).

(f)         In the event that any one or more of the Purchasing Parties exercises and consummates the purchase option set forth in this Section 5.7, (i) the First Lien Collateral Agent and the Control Agent shall have the right, but not the obligation, to immediately resign under the First Lien Loan Documents (notwithstanding any other provision in the First Lien Loan Documents requiring a minimum notice period prior to any such resignation), and (ii) the Purchasing Parties shall have the right, but not the obligation, to require the First Lien Collateral Agent and the Control Agent to resign as soon as permissible thereafter under and in accordance with the First Lien Loan Documents.

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(g)         To the extent of any conflict between the terms of this Section 5.7, and the assignment provisions contained in Section 9.4 of the First Lien Credit Agreement, including without limitation any differences with respect to the qualifications of any Eligible Assignee, the terms of this Section 5.7 shall control.

(h)          The obligations of the First Lien Claimholders to sell their respective First Lien Obligations under this Section 5.7 are several and not joint and several. To the extent any First Lien Claimholder (a “Defaulting Creditor”) breaches its obligation to sell its First Lien Obligations under this Section 5.7, nothing in this Section 5.7 shall be deemed to require the First Lien Collateral Agent or any other First Lien Claimholder to purchase such Defaulting Creditor’s First Lien Obligations for resale to the holders of Second Lien Obligations and in all cases, the First Lien Collateral Agent and each First Lien Claimholder complying with the terms of this Section 5.7 shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting Creditor; provided that nothing in this clause (h) shall require any Purchaser to purchase less than all of the First Lien Obligations.

(i)           Each Grantor irrevocably consents to any assignment effected to one or more Purchasers pursuant to this Section 5.7 for purposes of all First Lien Loan Documents and hereby agrees that no further consent from such Grantor shall be required.

5.8         Delivery of Collateral and Proceeds of Collateral.

(a)         Following the Discharge of First Lien Obligations, the First Lien Collateral Agent will, to the extent permitted by applicable law, deliver to (1) the Second Lien Collateral Agent, or (2) such other Person as a court of competent jurisdiction may otherwise direct, (a) any Collateral held by, or on behalf of, the First Lien Collateral Agent or any First Lien Claimholder, and (b) all proceeds of Collateral held by, or on behalf of, the First Lien Collateral Agent or any First Lien Claimholder, whether arising out of an action taken to enforce, collect or realize upon any Collateral or otherwise. Such Collateral and such proceeds will be delivered without recourse and without any representation or warranty whatsoever (other than a representation of the First Lien Collateral Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in or to such Collateral) as to the enforceability, perfection, priority or sufficiency of any Lien securing or guarantee or other supporting Obligation for any First Lien Obligations or Second Lien Debt, together with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

(b)         Following the Discharge of Second Lien Obligations up to the Second Lien Cap Amount, if there are Excess First Lien Obligations then owing, the Second Lien Collateral Agent will, to the extent permitted by applicable law, deliver to (1) the First Lien Collateral Agent, or (2) such other Person as a court of competent jurisdiction may otherwise direct, (a) any Collateral held by, or on behalf of, the Second Lien Collateral Agent or any Second Lien Claimholder, and (b) all proceeds of Collateral held by, or on behalf of, the Second Lien Collateral Agent or any Second Lien Claimholder, whether arising out of an action taken to enforce, collect or realize upon any Collateral or otherwise. Such Collateral and such proceeds will be delivered without recourse and without any representation or warranty whatsoever (other than a representation of the Second Lien Collateral Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in or to such Collateral) as to the enforceability, perfection, priority or sufficiency of any Lien securing or guarantee or other supporting Obligation for any Second Lien Obligations or Second Lien Debt, together with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

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SECTION 6        Insolvency or Liquidation Proceedings.

6.1         Use of Cash Collateral and Financing Issues.

(a)          If any Grantor becomes subject to any Insolvency or Liquidation Proceeding at any time prior to the Discharge of the First Lien Obligations, and if the First Lien Collateral Agent or the other First Lien Claimholders desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or pursuant to other insolvency laws or a court order, or to provide financing to any Grantor under the Bankruptcy Code or pursuant to other insolvency laws or a court order or to consent (or not object) to the provision of such financing to any Grantor by any third party (any such financing, “DIP Financing”), then the Second Lien Collateral Agent agrees, on behalf of itself and the other Second Lien Claimholders, that each Second Lien Claimholder (a) will not request or accept Adequate Protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 6.4 below, (b) will subordinate (and will be deemed hereunder to have subordinated) the Liens securing the Second Lien Obligations (i) to a DIP Financing that satisfies the conditions set forth in clause (c) below, (ii) to any adequate protection provided to the First Lien Claimholders with such subordination to be on the same terms as the Liens securing the First Lien Obligations that are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement) and (iii) to any “carve-out” approved by the Bankruptcy Court, and (c) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing on any basis applicable solely to a secured creditor in such Insolvency or Liquidation Proceeding; provided, however, that this clause (c) shall only be applicable (as it relates to any DIP Financing) to the Second Lien Collateral Agent and the Second Lien Claimholders if (1) the aggregate principal amount of Indebtedness outstanding under such DIP Financing, together with the aggregate principal amount of Indebtedness outstanding under the First Lien Loan Documents, does not exceed 115% of the Maximum First Lien Indebtedness Amount, (2) such DIP Financing does not compel any Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the documentation relating to such DIP Financing, (3) the Liens securing the First Lien Obligations are subordinated or pari passu with such DIP Financing (in which case, the Second Lien Claimholders will subordinate their Liens in the Collateral to the Liens securing such DIP Financing), (4) the Second Lien Collateral Agent retains a Lien on the Collateral (including proceeds thereof arising after the commencement of such Insolvency or Liquidation Proceeding) with the same priority as existed prior to the commencement of such Insolvency or Liquidation Proceeding, and (5) such DIP Financing does not expressly require the sale, liquidation or disposition of all or any substantial part of the Collateral prior to a default under the DIP Financing (other than a sale pursuant to Section 363 of the Bankruptcy Code that meets the parameters set forth below).

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(b)         The Second Lien Claimholders shall not propose or provide any post-petition financing to the Grantors other than financing which (i) is on a junior priority non-priming basis consistent with the lien priorities set forth herein (and junior to any claim of the First Lien Claimholders under Section 507(b) of the Bankruptcy Code) and (ii) is otherwise subject to the terms of this Agreement; provided that nothing contained in this Agreement prevents the First Lien Claimholders from objecting thereto.

(c)         Notwithstanding the foregoing, nothing in this Section 6.1 shall limit or impair the right of the Second Lien Collateral Agent to object to (i) any proposed motion regarding DIP Financing or cash collateral usage to the extent such objection could be asserted in such Insolvency or Liquidation Proceeding of any Grantor by unsecured creditors generally or (ii) any DIP Financing (including a DIP Financing proposed by one or more of the First Lien Claimholders) to the extent that the terms thereof do not meet the requirements of Section 6.1.

6.2         Sale Issues. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will raise no objection to or otherwise contest or oppose a sale or other disposition of any Collateral (and any post-petition assets subject to adequate protection Liens in favor of the First Lien Collateral Agent) free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the Required Lenders under and as defined in the First Lien Credit Agreement have consented to such sale or disposition of such assets so long as the interests of the Second Lien Claimholders in the Collateral (and any post-petition assets subject to adequate protection liens, if any, in favor of the Second Lien Collateral Agent) attach to the proceeds thereof, subject to the terms of this Agreement. The Second Lien Collateral Agent and each other Second Lien Claimholder will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any such sale supported by the First Lien Claimholders and to have released their Liens on such assets, so long as the proceeds from any such sale or disposition of any Collateral are applied in accordance with Section 4.1. If requested by the First Lien Collateral Agent in connection therewith, the Second Lien Collateral Agent shall affirmatively consent to such a sale or disposition to the extent necessary to satisfy Section 363(f) of the Bankruptcy Code. Notwithstanding the foregoing, this Section 6.2 shall not prohibit the Second Lien Claimholders from raising the following objections, so long as they only advance or assert rights available to unsecured creditors generally and not any rights of a secured creditor, (1) to any procedures established for a sale or sales of Collateral, (2) to any Grantor’s failure to comply with procedures established for a sale or sales of Collateral or (3) asserting that the Grantor’s approval of a sale violates the business judgment rule.

6.3         Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall (i) seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First Lien Collateral Agent, or (ii) oppose any request by the First Lien Collateral Agent or any First Lien Claimholder to seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral.

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6.4         Adequate Protection. (a) The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that, prior to the Discharge of First Lien Obligations and provided that none of the First Lien Claimholders or the First Lien Collateral Agent in any respect opposes or otherwise contests any request made by any Second Lien Claimholder or Second Lien Collateral Agent of a junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the First Lien Obligations, co-extensive in all respects with, but subordinated (as provided in Section 2.1) to, such Lien on such property, none of them shall contest or object to, (or support any other Person contesting or objecting to) (i) any request by the First Lien Collateral Agent or the First Lien Claimholders for adequate protection or (ii) any objection by the First Lien Collateral Agent or the First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Collateral Agent or the First Lien Claimholders claiming a lack of adequate protection. In any Insolvency or Liquidation Proceeding, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, may seek adequate protection in respect of the Second Lien Obligations, subject to the provisions of this Agreement, only if (A) the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral including replacement liens on post-petition collateral, and (B) such additional protection requested by the Second Lien Collateral Agent is in the form of a Lien on such additional collateral, which Lien, if granted, will be subordinated to the adequate protection Liens securing the First Lien Obligations and the Liens securing any DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the Liens securing the First Lien Obligations under this Agreement and the Liens securing any such DIP Financing. In the event the Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Claimholders, seeks or requests adequate protection in respect of Second Lien Obligations and such adequate protection is granted in the form of additional collateral, then the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that as a condition to the Second Lien Collateral Agent’s receipt of such Lien, the First Lien Collateral Agent also shall be granted a Lien on such additional collateral as security for the First Lien Obligations and for any DIP Financing and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any DIP Financing (and all Obligations relating thereto) and to any other Liens granted to the First Lien Claimholders as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the Liens securing the First Lien Obligations under this Agreement and the Liens securing any DIP Financing.

(b)         Similarly, if the First Lien Claimholders (or any subject thereof) are granted adequate protection in the form of a superpriority claim, then the Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Claimholders, may seek or request a superpriority claim, which superpriority claim will be junior in all respects to the superpriority claim granted to the First Lien Collateral Agent and the First Lien Claimholders, and, in the event that the Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Claimholders, seeks or requests adequate protection in respect of Second Lien Obligations and such adequate protection is granted in the form of a superpriority claim, then the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that the First Lien Collateral Agent and the providers of any DIP Financing also shall be granted a superpriority claim, which superpriority claim will be senior in all respects to the superpriority claim granted to the Second Lien Collateral Agent and the Second Lien Claimholders. Any claim of the Second Lien Claimholders under Section 507(b) of the Bankruptcy Code (or similar bankruptcy law) shall be subordinate in right of payment to any claim of the First Lien Claimholders under Section 507(b) of the Bankruptcy Code (or similar bankruptcy law). Each of the Second Lien Claimholders agrees, pursuant to Section 1129(a)(9) of the Bankruptcy Code, that such junior superpriority claims (including any claim arising under 11 U.S.C. §507(b)) may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims.

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(c)         Except as permitted in this Section 6.4, in any Insolvency or Liquidation Proceeding, the Second Lien Claimholders may not seek or request adequate protection and may not seek relief form the automatic stay imposed by Section 362 of the Bankruptcy Code or similar bankruptcy law) or other relief based upon a lack of adequate protection.

6.5         No Waiver. Nothing contained herein shall prohibit or in any way limit the First Lien Collateral Agent or any First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Collateral Agent or any of the Second Lien Claimholders, including the seeking by the Second Lien Collateral Agent or any Second Lien Claimholders of adequate protection or the asserting by the Second Lien Collateral Agent or any Second Lien Claimholders of any of its rights and remedies under the Second Lien Documents or otherwise; provided, however, that this Section 6.5 shall not limit the rights of the Second Lien Claimholders under the proviso to clauses (i) and (ii) of Section 3.1(a) or under Section 5.4, Section 6.4 or Section 6.9.

6.6         Avoidance Issues. If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding, or otherwise, to turn over or otherwise pay to the estate of the Company or any other Grantor for any reason any amount in respect of a First Lien Obligation (a “Recovery”), then such First Lien Claimholders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Collateral or proceeds thereof received by the Second Lien Collateral Agent or any Second Lien Claimholder after a Discharge of First Lien Obligations and prior to the reinstatement of such First Lien Obligations shall be delivered to the First Lien Collateral Agent upon such reinstatement in accordance with Section 4.2.

6.7         Separate Grants of Security and Separate Classification. Each of the Grantors, the First Lien Claimholders and the Second Lien Claimholders acknowledges and agrees that (i) the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Claimholders and Second Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the First Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them from, or in respect of, the Collateral in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, costs and other charges, irrespective of whether a claim for such amounts is allowed or allowable in such Insolvency or Liquidation Proceeding, until the occurrence of the Discharge of First Lien Obligations, before any distribution from, or in respect of, any Collateral is made in respect of the claims held by the Second Lien Claimholders), with the Second Lien Claimholders hereby acknowledging and agreeing to turn over to the First Lien Claimholders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders.

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6.8         Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.9         Post-Petition Claims. Neither the Second Lien Collateral Agent nor any other Second Lien Claimholder shall oppose or seek to challenge any claim by the First Lien Collateral Agent or any First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees, costs, charges or expenses to the extent of the value of the Lien of the First Lien Collateral Agent held for the benefit of the First Lien Claimholders, without regard to the existence of the Lien of the Second Lien Collateral Agent on behalf of the Second Lien Claimholders on the Collateral.

6.10         Waiver. The Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, waives any claim it or they may hereafter have against the First Lien Collateral Agent or any First Lien Claimholder arising out of the election of the First Lien Collateral Agent or any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, or out of any cash collateral or financing arrangement in accordance with Section 6.1 hereof or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

6.11         Expense Claims. Neither Second Lien Collateral Agent nor any Second Lien Claimholder will (i) contest the payment of fees, expenses or other amounts to the First Lien Collateral Agent or any First Lien Claimholder under Section 506(b) of the Bankruptcy Code or otherwise to the extent provided for in the First Lien Credit Agreement or (ii) assert or enforce, at any time prior to the Discharge of First Lien Obligations, any claim under Section 506(c) of the Bankruptcy Code senior to or on parity with the First Lien Obligations for costs or expenses of preserving or disposing of any Collateral. Neither First Lien Collateral Agent nor any First Lien Claimholder will assert or enforce, at any time after the Discharge of First Lien Obligations, any claim under Section 506(c) of the Bankruptcy Code senior to or on parity with the Second Lien Obligations for costs or expenses of preserving or disposing of any Collateral.

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6.12         Effectiveness in Insolvency or Liquidation Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to any Grantor shall include such Person as a debtor-in-possession and any receiver or trustee for such Person in any Insolvency or Liquidation Proceeding.

6.13         Terms Applicable after Bankruptcy. This Agreement shall be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against either Company or any other Grantor under the Bankruptcy Code, and all references herein to the Company and each other Grantor shall be deemed to apply to the Company and such other Grantor as debtor-in-possession and all allocations of payments between the First Lien Claimholders and the Second Lien Claimholders shall continue to be made after the filing thereof on the same basis that the payments were to be applied prior to the date of the petition in accordance with this Agreement. The relative rights of the First Lien Claimholders, on the one hand, and the Second Lien Claimholders, on the other hand, in or to any distributions from or in respect of any Collateral or proceeds of Collateral shall continue after the institution of any Insolvency or Liquidation Proceeding involving a Company or any other Grantor, including, without limitation, the filing of any petition by or against either Company or any other Grantor under the Bankruptcy Code or other similar laws and all converted or succeeding cases or proceedings in respect thereof, on the same basis as prior to the date of such institution.

6.14         Other Insolvency Laws. In the event that an Insolvency or Liquidation Proceeding is filed in a jurisdiction other than the United States or is governed by any insolvency law other than the Bankruptcy Code, each reference in this Agreement to a section of the Bankruptcy Code shall be deemed to refer to the substantially similar or corresponding provision of the insolvency law applicable to such Insolvency or Liquidation Proceeding, or in the absence of any specific similar or corresponding provision of the insolvency law, such other general Insolvency Law as may be applied in order to achieve substantially the same result as would be achieved under each applicable section of the Bankruptcy Code.

SECTION 7        Reliance; Waivers; Etc.

7.1          Non-Reliance.

(a)         The consent by the First Lien Claimholders to the execution and delivery of the Second Lien Documents and the grant to the Second Lien Collateral Agent on behalf of the Second Lien Claimholders of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the First Lien Claimholders to the Grantors shall be deemed to have been given and made in reliance upon this Agreement. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, acknowledges that it and the Second Lien Claimholders have, independently and without reliance on the First Lien Collateral Agent or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Lien Indenture, the other Second Lien Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Indenture, the other Second Lien Documents or this Agreement.

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(b)         The consent by the Second Lien Claimholders to the execution and delivery of the First Lien Loan Documents and the grant to the First Lien Collateral Agent on behalf of the First Lien Claimholders of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Second Lien Claimholders to the Grantors shall be deemed to have been given and made in reliance upon this Agreement. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders, acknowledges that it and the First Lien Claimholders have, independently and without reliance on the Second Lien Collateral Agent or any Second Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the First Lien Credit Agreement, the other First Lien Loan Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the First Lien Credit Agreement, the other First Lien Loan Documents or this Agreement.

(c)         No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Grantor with the terms and conditions of any of the First Lien Loan Documents or the Second Lien Documents.

7.2         No Warranties or Liability. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders, acknowledges and agrees that each of the Second Lien Collateral Agent and the Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second Lien Claimholders will be entitled to manage and supervise their respective Indebtedness and extensions of credit under the Second Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Obligations, acknowledges and agrees that the First Lien Collateral Agent and the First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Agent and the Second Lien Claimholders shall have no duty to the First Lien Collateral Agent or any of the First Lien Claimholders, and the First Lien Collateral Agent and the First Lien Claimholders shall have no duty to the Second Lien Collateral Agent or any of the Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Grantor (including the First Lien Loan Documents and the Second Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

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7.3          No Waiver of Lien Priorities.

(a)         No right of the First Lien Claimholders, the Control Agent, the First Lien Collateral Agent or any of them to enforce any provision of this Agreement or any First Lien Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by the Control Agent, any First Lien Claimholder or the First Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Loan Documents or any of the Second Lien Documents, regardless of any knowledge thereof which the Control Agent, any First Lien Claimholder, any First Lien Collateral Agent, or any of them, may have or be otherwise charged with.

(b)         Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the First Lien Loan Documents and subject to the provisions of Section 5.3(b)), the First Lien Claimholders, the First Lien Collateral Agent and any of them may, at any time and from time to time in accordance with the First Lien Loan Documents or applicable law, without the consent of, or notice to, the Second Lien Collateral Agent or any Second Lien Claimholders, without incurring any liabilities to the Second Lien Collateral Agent or any Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Collateral Agent or any Second Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

(i)         make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing (subject, in each case, to the limits set forth in the definition of “First Lien Obligations” and Section 5.3);

(ii)         change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension, subject to the limits set forth in the definition of “First Lien Obligations”) or, subject to the provisions of this Agreement, otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Collateral Agent or any of the First Lien Claimholders, the First Lien Obligations or any of the First Lien Loan Documents; provided, however, the foregoing shall not prohibit the Second Lien Collateral Agent and Second Lien Claimholders from enforcing, consistent with the other terms of this Agreement, any right arising under the Second Lien Indenture as a result of any Grantor’s violation of the terms thereof.

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(iii)         subject to the provisions of this Agreement, sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of the Company or any other Grantor to the First Lien Claimholders or the First Lien Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

(iv)         settle or compromise any First Lien Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order;

(v)         exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company, any other Grantor or any First Lien Collateral and any security and any guarantor or any liability of the Company or any other Grantor to the First Lien Claimholders or any liability incurred directly or indirectly in respect thereof;

(vi)         take or fail to take any Lien securing the First Lien Obligations or any other collateral security for any First Lien Obligations or take or fail to take any action which may be necessary or appropriate to ensure that any Lien securing First Lien Obligations or any other Lien upon any property is duly enforceable or perfected or entitled to priority as against any other Lien or to ensure that any proceeds of any property subject to any Lien are applied to the payment of any First Lien Obligation or any Obligation secured thereby; or

(vii)         otherwise release, discharge or permit the lapse of any or all Liens securing the First Lien Obligations or any other Liens upon any property at any time securing any First Lien Obligations.

(c)         The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, also agrees that the Control Agent, the First Lien Claimholders and the First Lien Collateral Agent shall have no liability to the Second Lien Collateral Agent or any Second Lien Claimholders, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby waives all claims against the Control Agent, any First Lien Claimholder or the First Lien Collateral Agent, arising out of any and all actions which the Control Agent, the First Lien Claimholders or the First Lien Collateral Agent may take or permit or omit to take with respect to: (i) the First Lien Loan Documents (other than this Agreement), (ii) the collection of the First Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any Collateral (including, without limitation, the Control Collateral, as applicable). The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that the First Lien Claimholders and the First Lien Collateral Agent have no duty to them in respect of the maintenance or preservation of the Collateral, the First Lien Obligations or otherwise.

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(d)         Subject to Section 5.4, until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees not to assert or enforce and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law. Following the Discharge of First Lien Obligations, the Second Lien Collateral Agent and the Second Lien Claimholders may assert their right under the Uniform Commercial Code or otherwise to proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the First Lien Claimholders.

7.4         Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Collateral Agent and the First Lien Claimholders and the Second Lien Collateral Agent and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)         any lack of validity or enforceability of any First Lien Loan Documents or any Second Lien Documents or any setting aside or avoidance of any Lien;

(b)         except as otherwise set forth in the Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Loan Document or any Second Lien Loan Document;

(c)         any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guarantee thereof;

(d)         the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e)         any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Lien Obligations or of the Second Lien Collateral Agent or any Second Lien Claimholder in respect of this Agreement.

7.5         Certain Notices.

(a)         Promptly upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver written notice confirming same to the Second Lien Collateral Agent; provided that the failure to give any such notice shall not result in any liability of the First Lien Collateral Agent or the First Lien Claimholders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

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(b)         Promptly upon (or as soon as practicable following) the commencement by the First Lien Collateral Agent of any Enforcement Action with respect to any Collateral (including by way of a public or private sale of Collateral), the First Lien Collateral Agent shall notify the Second Lien Collateral Agent of such action; provided that the failure to give any such notice shall not result in any liability of the First Lien Collateral Agent or the First Lien Claimholders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

SECTION 8        Miscellaneous.

8.1         Conflicts. As between the First Lien Collateral Agent, the First Lien Claimholders, the Second Lien Collateral Agent and the Second Lien Claimholders, in the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Loan Documents or the Second Lien Documents, the provisions of this Agreement shall govern and control. The parties hereto acknowledge that the terms of this Agreement are not intended to negate or impair any specific rights granted to the Company in the First Lien Loan Documents and the Second Lien Documents.

8.2         Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First Lien Claimholders may continue, at any time and without notice to the Second Lien Collateral Agent or any Second Lien Claimholder subject to the Second Lien Documents, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Grantor constituting First Lien Obligations in reliance hereof. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, and First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders, each hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second Lien Collateral Agent, the Second Lien Claimholders and the Second Lien Obligations, upon the later of (1) the date upon which the obligations under the Second Lien Indenture terminate and payment has been made in full in cash of all other Second Lien Obligations outstanding on such date and (2) if there are other Second Lien Obligations outstanding on such date, the date upon which such Second Lien Obligations terminate and (ii) with respect to the First Lien Collateral Agent, the First Lien Claimholders and the First Lien Obligations, the date of Discharge of First Lien Obligations, subject to the rights of the First Lien Claimholders under Section 5.6 and Section 6.5.

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8.3         Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Collateral Agent or the First Lien Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are decreased or its obligations are increased thereby.

8.4         Information Concerning Financial Condition of Company and its Subsidiaries.

(a)         The First Lien Collateral Agent and the First Lien Claimholders, on the one hand, and the Second Lien Claimholders and the Second Lien Collateral Agent, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The First Lien Collateral Agent and the First Lien Claimholders shall have no duty to advise the Second Lien Collateral Agent or any Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. Similarly, the Second Lien Collateral Agent and the Second Lien Claimholders shall have no duty to advise the First Lien Collateral Agent or any First Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the First Lien Collateral Agent or any First Lien Claimholder, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Collateral Agent or any Second Lien Claimholder, or the Second Lien Collateral Agent or any Second Lien Claimholder, in its or their sole discretion, undertakes any time or from time to time to provide any such information to the First Lien Collateral Agent or any First Lien Claimholder, it or they shall be under no obligation (w) to make, and it shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

(b)         The Grantors agree that any information provided to the First Lien Collateral Agent, the Second Lien Collateral Agent, the Control Agent, any First Lien Claimholder or any Second Lien Claimholder may be shared by such Person with any First Lien Claimholder, any Second Lien Claimholder, the Control Agent, the First Lien Collateral Agent or the Second Lien Collateral Agent notwithstanding a request or demand by such Grantor that such information be kept confidential; provided that such information shall otherwise be subject to the respective confidentiality provisions in the First Lien Credit Agreement and the Second Lien Indenture, as applicable.

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8.5         Subrogation. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Claimholders, hereby agrees not to assert any rights of subrogation it or they may acquire as a result of any payment hereunder until the Discharge of the First Lien Obligations (with the First Lien Obligations with respect thereto being calculated with the addition of the Excess First Lien Obligations) has occurred; provided, however, that, as between the Company and the other Grantors, on the one hand, and the Second Lien Claimholders, on the other hand, any such payment that is paid over to the First Lien Collateral Agent pursuant to this Agreement shall be deemed not to reduce any of the Second Lien Obligations unless and until (and then only to the extent that) the Discharge of First Lien Obligations (with the First Priority Obligations with respect thereto being calculated with the addition of the Excess First Lien Obligations) has occurred and the First Lien Collateral Agent delivers such payment to the Second Lien Collateral Agent.

8.6         Application of Payments. All payments received by the First Lien Collateral Agent or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations provided for in the First Lien Loan Documents. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, assents to (a) subject to Section 5.3, any extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto and (b) subject to Section 2 hereof, (i) any substitution, exchange or release of any security which may at any time secure any part of the First Lien Obligations and (ii) the addition or release of any other Person primarily or secondarily liable therefor.

8.7         SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK TO THE EXTENT PERMITTED BY APPLICABLE LAW. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.8; AND (iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

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(b)         EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.7(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.8         Notices. All notices to the Control Agent, the Second Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement shall also be sent to the Second Lien Collateral Agent and the First Lien Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9         Further Assurances. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders under the First Lien Loan Documents, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders under the Second Lien Documents, and the Company, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Collateral Agent or the Second Lien Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.10       APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

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8.11         Binding on Successors and Assigns. This Agreement shall be binding upon the each of the parties hereto, the First Lien Claimholders, the Second Lien Claimholders, the Control Agent and each of their respective successors and assigns.

8.12         Specific Performance. Each of the First Lien Collateral Agent and the Second Lien Collateral Agent may demand specific performance of this Agreement. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders under its First Lien Loan Documents, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any First Lien Collateral Agent or the Second Lien Collateral Agent, as the case may be.

8.13         Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.14         Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.15         Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.16         No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of the First Lien Collateral Agent, the First Lien Claimholders, the Second Lien Collateral Agent, the Second Lien Claimholders, and the Control Agent. No other Person (including the Company and the Grantors) shall have or be entitled to assert rights or benefits hereunder.

8.17         Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Claimholders on the one hand and the Second Lien Claimholders on the other hand. Nothing in this Agreement is intended to or shall impair the rights of the Company or any other Grantor, or the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

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8.18         Grantors; Additional Grantors. It is understood and agreed that the Company and each other Grantor on the date of this Agreement shall constitute the original Grantors party hereto. The original Grantors hereby covenant and agree to cause each Subsidiary of the Company which becomes a Grantor after the date hereof to contemporaneously become a party hereto (as a Guarantor) by executing and delivering a joinder agreement (in form and substance satisfactory to the First Lien Collateral Agent) to the First Lien Collateral Agent and the Second Lien Collateral Agent. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Grantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Guarantor party hereto and had complied with the requirements of the immediately preceding sentence.

8.19         Notice of Interest In Collateral. This Agreement is intended, in part, to constitute an authenticated notification of a claim by each secured party to the other secured parties of an interest in the Collateral in accordance with the provisions of Sections 9-611 and 9-621 of the Uniform Commercial Code.

[REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

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IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first above written.

First Lien Collateral Agent:

SUNTRUST BANK, in its capacity as
First Lien Collateral Agent

By:	/s/ Scott A. Mackey
Name:	Scott A. Mackey
Title:	Director

Notice Address:

SUNTRUST BANK
3333 Peachtree Street, N.E.
Atlanta, GA 30326
Attention: Yann Pirio
Telecopy Number: (404) 827 6270
Email: Yann.pirio@suntrust.com

with a copy to

SunTrust Bank Agency Services
303 Peachtree Street, N.E. 25th Floor
Atlanta, GA 30308
Attention: Doug Weltz
Telecopy Number: (404) 221 2001
Email: Doug.weltz@suntrust.com

[Signatures Continued]

Control Agent:

SUNTRUST BANK, in its capacity as
Control Agent

By:	/s/ Scott A. Mackey
Name:	Scott A. Mackey
Title:	Director

Notice Address:

SUNTRUST BANK
3333 Peachtree Street, N.E.
Atlanta, GA 30326
Attention: Yann Pirio
Telecopy Number: (404) 827 6270
Email: Yann.pirio@suntrust.com

with a copy to

SunTrust Bank Agency Services
303 Peachtree Street, N.E. 25th Floor
Atlanta, GA 30308
Attention: Doug Weltz
Telecopy Number: (404) 221 2001
Email: Doug.weltz@suntrust.com

[Signatures Continued]

Second Lien Collateral Agent:

U.S. BANK NATIONAL ASSOCIATION, in its capacity as Second Lien Collateral Agent

By:	/s/ Mauri Cowen

Name: Mauri Cowen

Title: Vice President

Notice Address:

U.S. Bank National Association
5555 San Felipe Street, 11th Floor
Houston, TX 77056
Telecopy Number: (713) 235 9213
Email: mauri.cowen@usbank.com

[Signatures Continued]

Company:

AMERICAN EAGLE ENERGY CORPORATION

By:	/s/ Brad Colby

Name:	Brad Colby

Title:	President

Notice Address:

American Eagle Energy Corporation
2549 W. Main Street, Suite 202
Littleton, CO 80120
Attention: Brad Colby, Chief Executive Officer
Telecopy Number: (303) 798 5767
Email: bradcolby@amzgcorp.com

[Signatures Continued]

Guarantors:

AMZG, Inc.

By:	/s/ Brad Colby

Name:	Brad Colby

Title:	President

Notice Address:

AMZG, Inc.
2549 W. Main Street, Suite 202
Littleton, CO 80120
Attention: Brad Colby, Chief Executive Officer
Telecopy Number: (303) 798 5767
Email: bradcolby@amzgcorp.com